UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant

Filed by a Party other than the Registrant

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Preliminary Proxy Statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

ALAMOSA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2005
AT 10:00 A.M. LOCAL TIME

To our Stockholders:

Notice is hereby given that the 2005 annual meeting of stockholders of ALAMOSA HOLDINGS, INC., a Delaware corporation ("Alamosa"), will be held at the offices of Alamosa Holdings, Inc., 5225 S. Loop 289, Suite 119, Lubbock, Texas, on June 2, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect four directors to serve on our board of directors for a term of three years;

2.	To approve the amendment to our Third Amended and Restated Employee Stock Purchase Plan;

3.	To approve the amendment to our Amended and Restated 1999 Long-Term Incentive Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year; and

5.	To transact such other business as may properly be brought before the meeting.

Only stockholders of record at the close of business on April 8, 2005, the record date, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by stockholders of Alamosa, for any purpose germane to the annual meeting, during ordinary business hours beginning 10 days prior to the date of the meeting, at Alamosa's principal executive offices at 5225 S. Loop 289, Lubbock, Texas.

The enclosed proxy is solicited on behalf of the board of directors of Alamosa. Reference is made to the accompanying proxy statement for further information with respect to the items of business to be transacted at the annual meeting.

Your vote is important. Please read the proxy statement and the voting instructions on the enclosed proxy. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy in the accompanying envelope, which requires no additional postage if mailed in the United States. If you are a stockholder of record, you may also authorize the individuals named on the enclosed proxy to vote your shares by calling a specially designated toll-free telephone number or via the Internet at www.proxyvoting.com/apcs. Specific instructions for telephone or Internet voting are set forth on the enclosed proxy. These telephone and Internet voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed. If you are a holder of record, you may also cast your vote in person at the annual meeting.

By Order of the Board of Directors,
Kendall W. Cowan Chief Financial Officer and Corporate Secretary

April 14, 2005
Lubbock, Texas

ALAMOSA HOLDINGS, INC.
5225 S. LOOP 289
LUBBOCK, TEXAS 79424
(806) 722-1100

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2005

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
ELECTION OF DIRECTORS OF ALAMOSA	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION	14
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
AUDIT COMMITTEE REPORT	24
ELECTION OF DIRECTORS OF ALAMOSA (PROPOSAL 1)	25
APPROVAL OF AMENDMENT TO OUR THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 2)	26
APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN (PROPOSAL 3)	30
RATIFICATION OF AUDITORS (PROPOSAL 4)	34
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2006	36
ANNUAL REPORT ON FORM 10-K	36
OTHER MATTERS	36
APPENDIX A: THIRD AMENDED AND RESTATED ALAMOSA HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN	A-1
APPENDIX B: THE AMENDED AND RESTATED 1999 LONG TERM INCENTIVE PLAN	B-1

INFORMATION CONCERNING SOLICITATION AND VOTING

Why did you send me this proxy statement?

The board of directors of Alamosa Holdings, Inc., a Delaware corporation ("Alamosa"), seeks your proxy for use in voting at our 2005 annual meeting of stockholders or at any postponements or adjournments of the annual meeting. Our annual meeting will be held at the offices of Alamosa Holdings, Inc., 5225 S. Loop 289, Suite 119, Lubbock, Texas on Thursday, June 2, 2005, at 10:00 a.m., local time. We will begin mailing this proxy statement, the attached notice of annual meeting and the accompanying proxy on or about April 25, 2005 to all holders of our common stock, par value $0.01 per share, and Series B Convertible Preferred Stock, par value $0.01 per share, entitled to vote at the annual meeting. Along with this proxy statement, we are also sending our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALAMOSA.

What am I voting on?

At the annual meeting, stockholders will act upon:

(1)	The election of four directors to serve on our board of directors for a term of three years;

(2)	Approval of the amendment to our Third Amended and Restated Employee Stock Purchase Plan;

(3)	Approval of the amendment to our Amended and Restated 1999 Long-Term Incentive Plan; and

(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year.

Who can vote at the annual meeting?

Only holders of record of our common stock and our Series B Convertible Preferred Stock at the close of business on April 8, 2005, the record date, will receive notice of, and be entitled to vote at, our annual meeting. At the close of business on the record date, 147,091,293 shares of our common stock were outstanding and entitled to vote and 421,514 shares of our Series B Convertible Preferred Stock were outstanding and entitled to vote. The common stock and Series B Convertible Preferred Stock constitute all of the securities of Alamosa entitled to vote at the annual meeting.

What constitutes a quorum?

If holders of a majority of the shares of our common stock and Series B Convertible Preferred Stock, issued and outstanding on the record date and entitled to vote, are present at the meeting together as a single class, either in person or by proxy, we will have a quorum to transact business. Broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

What are the voting rights of the holders of Alamosa's common stock and Series B Convertible Preferred Stock?

In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder's name on each matter to be voted upon at the annual meeting. A holder of Series B Convertible Preferred Stock on the record date will be entitled to cast one vote for each share of Series B Convertible Preferred Stock registered in that holder's name on each matter submitted to a vote of stockholders of Alamosa at the annual meeting.

What vote is required to approve each proposal?

Election of Directors:    Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the shares of our common stock and Series B Convertible Preferred

Stock, voting together as a single class, voted at our annual meeting. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

Approval of the Amendment to our Third Amended and Restated Employee Stock Purchase Plan:    Approval of the amendment to our Third Amended and Restated Employee Stock Purchase Plan, as specified in Proposal No. 2, requires the affirmative vote of at least a majority of the outstanding shares of our common stock and Series B Convertible Preferred Stock, voting together as a single class, present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

Approval of the Amendment to our Amended and Restated 1999 Long-Term Incentive Plan:    Approval of the amendment to our Amended and Restated 1999 Long-Term Incentive Plan, as specified in Proposal No. 3, requires the affirmative vote of at least a majority of the outstanding shares of our common stock and Series B Convertible Preferred Stock, voting together as a single class, present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

Ratification of Independent Accountants:    Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2005, as specified in Proposal No. 4, requires the affirmative vote of at least a majority of the outstanding shares of our common stock and Series B Convertible Preferred Stock, voting together as a single class, present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. Abstentions will have the same effect as a vote against this proposal. If this selection is not ratified by our stockholders, our board of directors may reconsider its selection.

Who conducts the proxy solicitation?

The board of directors of Alamosa is soliciting the proxies, and Alamosa will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram, telecopy, Internet and personal solicitation by our directors, officers or other regular employees.

How do I vote?

Stockholders of record can choose one of the following three ways to vote:

(1)	By mail: Please complete, sign, date and return the proxy card in the enclosed, pre-paid envelope.

(2)	By telephone: Call the phone number on the enclosed proxy card and follow the instructions.

(3)	Via the Internet: Access http://www.proxyvoting.com/apcs and follow the instructions.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

If you hold our voting securities in "street name," only your broker or bank can vote your shares. If you want to vote in person at our annual meeting and you hold our voting securities in street name, you must obtain a proxy from your broker and bring that proxy to our annual meeting.

How do I vote using the proxy card?

If the enclosed proxy is properly signed and returned, the shares represented by the proxy will be voted at the annual meeting according to the instructions indicated on your proxy. If the proxy does not specify how your shares are to be voted, your shares represented by the proxy will be voted:

(1)	FOR the election of the nominees proposed by the board of directors of Alamosa;

(2)	FOR the approval of the amendment to our Third Amended and Restated Employee Stock Purchase Plan;

(3)	FOR the approval of the amendment to our Amended and Restated 1999 Long-Term Incentive Plan; and

(4)	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year.

Can I change my vote?

You may revoke your proxy by doing any of the following:

(1)	Sending a written notice of revocation to our Corporate Secretary, dated later than the proxy you want to revoke, before the vote is taken at the annual meeting;

(2)	Properly executing a later dated proxy (including a proxy by telephone or via the Internet) before the vote is taken at the annual meeting; or

(3)	Voting in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

Any written notice of revocation, or later dated proxy, should be delivered to: Alamosa Holdings, Inc., 5225 S. Loop 289, Lubbock, Texas 79424, Attention: Kendall W. Cowan, Corporate Secretary.

About Alamosa and Certain of its Subsidiaries.

Alamosa PCS, LLC was initially formed in July 1998 as a Texas limited liability company and reorganized as a Delaware holding company, Alamosa PCS Holdings, Inc., immediately prior to Alamosa PCS Holdings, Inc.'s initial public offering of common stock on February 2, 2000. On December 14, 2000, Alamosa PCS Holdings, Inc. formed a new holding company pursuant to Section 251(g) of the Delaware General Corporation Law (the "Holding Company Formation"). In that transaction, each share of Alamosa PCS Holdings, Inc. was converted into one share of the new holding company, and the former public company, which was renamed Alamosa (Delaware), Inc. (referred to in this proxy statement as "Alamosa (Delaware)"), became a wholly-owned subsidiary of the new holding company, which was renamed Alamosa PCS Holdings, Inc. (referred to herein as "Alamosa PCS Holdings"). On February 14, 2001, Alamosa became the new public holding company of Alamosa PCS Holdings and its subsidiaries pursuant to a reorganization transaction in which a wholly-owned subsidiary of Alamosa was merged with and into Alamosa PCS Holdings (the "Reorganization"). As a result of the Reorganization, Alamosa PCS Holdings became a wholly-owned subsidiary of Alamosa, and each share of Alamosa PCS Holdings common stock was converted into one share of Alamosa common stock.

References in this proxy statement to the "Company" refer to, and all disclosure contained herein with respect to director and executive compensation, stock price performance and other matters reflect information for: (i) Alamosa, for all periods after completion of the Reorganization, during which time it was the public holding company, (ii) Alamosa PCS Holdings, for the period after the Holding Company Formation but prior to the Reorganization, during which time it was the public holding company, and (iii) Alamosa (Delaware) (formerly Alamosa PCS Holdings, Inc.), for the period prior to the Holding Company Formation, during which time it was the public holding company.

ELECTION OF DIRECTORS OF ALAMOSA

Pursuant to our Amended and Restated Certificate of Incorporation, our board of directors consists of three classes of directors, which are to be as nearly equal in number as possible, with overlapping three year terms. One class of directors is elected each year with the term of each such class expiring on the third succeeding annual meeting after its election. Our Amended and Restated Certificate of Incorporation also states that there must be at least three directors, with the exact number to be fixed from time to time exclusively by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. The number of directors is currently set at eleven, and the board of directors currently consists of three Class I directors, four Class II directors and four Class III directors. At this year's annual meeting, the term of our four Class II directors will expire. Our other directors will remain in office for the remainder of their respective terms, as indicated below.

At the annual meeting, stockholders will vote on the reelection of Messrs. Kendall W. Cowan, Schuyler B. Marshall and Thomas F. Riley, Jr., and on the election of nominee Jane Elizabeth Shivers, to serve as directors for a three-year term ending at the 2008 annual meeting of stockholders and until their successors are duly elected and qualified.

Director Steven C. Roberts, who is currently a Class II director, will not stand for reelection. However, Mr. Roberts has agreed to continue as a board advisor for one year with an annual retainer of $16,000 (paid quarterly), a $1,000 fee for each board meeting attended, and reimbursement for travel expenses on the same terms as those which members of the board receive. Although Mr. Roberts can attend board meetings, he will not be entitled to vote on any matter that comes before the board.

The following tables set forth information concerning our director nominee and our current directors as of the date of this proxy statement.

Current Directors Who Are Nominees For Reelection

Name	Age	New Term to Expire At Annual Meeting In
Kendall W. Cowan	50	2008
Schuyler B. Marshall	59	2008
Thomas F. Riley	59	2008

Director Nominee

Name	Age	New Term to Expire At Annual Meeting In
Jane E. Shivers	61	2008

Continuing Directors Whose Terms Are Not Expiring

Name	Class	Age	Term Expires At Annual Meeting In
Scotty Hart	III	54	2006
Dr. Allen T. McInnes	III	67	2006
Michael V. Roberts	III	56	2006
David E. Sharbutt	III	55	2006
Ray M. Clapp, Jr.	I	45	2007
John F. Otto, Jr.	I	56	2007
Jimmy R. White	I	65	2007

Nominees.

Kendall W. Cowan.    Mr. Cowan has served as a director of Alamosa since April 2003. He has been Alamosa's Chief Financial Officer since December 1999. From October 1993 to December 1999, he was a partner at the public accounting firm of Robinson Burdette Martin & Cowan, L.L.P. and from January 1986 to September 1993, he was a partner in the Lubbock and Dallas offices of Coopers & Lybrand. He provided consulting and accounting services to a wide range of clients at both firms, including public companies. He is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Cowan is also a director of several private companies.

Schuyler B. Marshall.    Mr. Marshall has served as a director of Alamosa since November 1999. He has served as President of The Rosewood Corporation since January 1999. From 1997 through 1998, he served as Senior Vice President and General Counsel, and Executive Director of The Rosewood Corporation, and as director and president of various of its subsidiaries. He currently serves as a member of the advisory board of Rosewood Capital IV, L.P., a San Francisco-based venture capital fund that focuses on e-commerce, telecommunications and other consumer oriented investments. Prior to his employment with The Rosewood Corporation, Mr. Marshall was a senior shareholder with Thompson & Knight, P.C., in Dallas, where he practiced law beginning in 1970.

Thomas F. Riley, Jr.    Mr. Riley, a licensed Certified Public Accountant, has served as a director since his appointment to Alamosa's board of directors on March 30, 2001, in connection with the completion of Alamosa's acquisition of Southwest PCS Holdings, Inc. Since January 1997, Mr. Riley has served as a board member and as Executive Vice President and Chief Operating Officer of Chickasaw Holding Co., a telecommunications company. From July 1999 to March 2001, Mr. Riley served as President and Chief Executive Officer of Southwest PCS. Before he joined Chickasaw Holding, Mr. Riley was associated with Dobson Communications Corp. from 1970 through 1996, first as external auditor and consultant, as Chief Financial Officer from 1986 through 1995 and as President of Dobson Telephone Co. in 1996.

Jane E. Shivers.    Ms. Shivers is principal of Shivers Consulting, which provides strategic planning, marketing and public relations services as well as individual executive coaching. From 1985 until her retirement in 2002, Ms. Shivers was Partner/Managing Director of Ketchum, a global public relations firm. Ms. Shivers serves on various civic and charitable boards in both Atlanta and Tampa, including Woodruff Arts Center, Rollins School of Public Health at Emory University, Alliance Theatre Company, The Georgia Conservancy, The Carter Center, The Tampa Bay Research Institute and The Society of International Business Fellows.

Continuing Directors.

David E. Sharbutt.    Mr. Sharbutt has been Alamosa's Chairman and a director since Alamosa was founded in July 1998 and was named Chief Executive Officer of Alamosa in October 1999. Mr. Sharbutt was formerly the President and Chief Executive Officer of Hicks & Ragland Engineering Co., an engineering consulting company, now known as CHR Solutions. Mr. Sharbutt was employed by CHR Solutions as a Senior Consultant from October 1999 until November 2000. He was employed by CHR Solutions from 1977 through 1999, where he worked with independent telephone companies in developing strategic, engineering and implementation plans for various types of telecommunications services. Before he joined CHR Solutions, Mr. Sharbutt was employed by Southwestern Bell.

Ray M. Clapp, Jr.    Mr. Clapp has served as a director since Alamosa was founded in July 1998. He is currently President of Mountain Peak Capital Corp., a private equity investment firm. From 1995 to April 2002, Mr. Clapp served as Managing Director, Acquisitions and Investments for The Rosewood Corporation, a diversified investment company and the primary holding company for Caroline Hunt Trust Estate. From 1989 to 1995 he held various officer level positions with The Rosewood Corporation and its subsidiaries. Prior to his employment with The Rosewood Corporation, Mr. Clapp was a consultant with Booz, Allen & Hamilton, a management consulting firm.

Scotty Hart.    Mr. Hart has served as a director since Alamosa was founded in July 1998. He has also served since April 1995 as General Manager of South Plains Telephone Cooperative, Inc., a wireline and wireless telecommunications company, and previously as Assistant Manager of South Plains Telephone Cooperative. Mr. Hart is currently Vice President of SPPL, Inc., Chairman of the General Partners Committee for Caprock Cellular Limited Partnership and former Chairman of Texas RSA3 Limited Partnership, all affiliates of South Plains Telephone Cooperative. He is also General Manager of SPACE Mgt., Ltd., a wholly-owned subsidiary of South Plains Telephone Cooperative, and Secretary of Alamo Cellular, Inc., a non-public holding company with interests in a wireless telecommunications services provider and an affiliate of SPACE Mgt., Ltd. In addition, he is the general partner and a limited partner of Lubbock HLH, Ltd. and Lubbock Chapel, Ltd. He was President of Alamo IV LLC until its dissolution in November 1999. Mr. Hart has served as a director of Texas Statewide Telephone Cooperative, Inc., a non-public company.

Dr. Allen T. McInnes.    Dr. McInnes has served as a director of Alamosa since February 2003. Dr. McInnes became Dean of the Rawls College of Business at Texas Tech University in September 2001. From April 1996 to January 2000, he was CEO and President of Tetra Technologies, a medium-sized New York Stock Exchange oil field service and chemical company. He is currently a director of Tetra Technologies. He currently serves as executive chairman of TGC Industries, a small geophysical company and is also chairman and a member of the board of Chase Packaging Corp. Prior to working at Tetra Technologies, Dr. McInnes served as Executive Vice President and a member of the board of directors of Tenneco, a multi-industry company with over $15 billion in sales. Some of his other board experience includes service on the boards of the American Graduate School for International Management-Thunderbird, the Advisory Council of the business school at the University of Texas and various local civic and national trade organizations.

John F. Otto, Jr.    Mr. Otto has served as a director of Alamosa since February 2003. He served as a Managing Director and head of the Global Telecommunications Group at Salomon Smith Barney, a member of Citigroup, Inc., before retiring to establish Waterfront Partners LLC, a private investment company. As a Managing Director at Citigroup, Mr. Otto led Salomon Smith Barney's efforts in directing initial financing and ongoing financial service support for telecommunications companies in various life stages of their business. Prior to joining Salomon Smith Barney in 1997, Mr. Otto served as Senior Managing Director and Head of the Media Group for Bear, Stearns & Co. Inc. He began his career on Wall Street with Merrill Lynch & Co., where he also served as a Managing Director. Mr. Otto currently serves on the boards of JetEquity, LLC (private aviation), Canal Industries (forest products, real estate) and several local civic and charitable groups.

Michael V. Roberts.    Mr. Roberts has served as a director since his appointment to Alamosa's board of directors on February 14, 2001, in connection with the completion of Alamosa's acquisition of Roberts Wireless Communications, L.L.C., of which Mr. Roberts formerly was a 50% owner. Mr. Roberts is co-founder of Roberts Broadcasting Company, which owns several television stations in medium-sized markets in the United States, and has served as that company's Chairman and Chief Executive Officer since its founding in 1989. Mr. Roberts is also the founder of companies involved in commercial real estate development, construction management, corporate management consulting and communications towers.

Jimmy R. White.    Mr. White has served as a director since Alamosa was founded in July 1998. He is retired, having previously served as the General Manager of XIT Rural Telephone Cooperative, Inc. and its subsidiaries, XIT Telecommunication & Technology, Inc., XIT Cellular, and XIT Fiber, Inc., all wireline and wireless telecommunications services providers, since 1975. He was also the Treasurer of Alamo IV LLC until its dissolution in November 1999. He previously served as a director of Texas Telephone Association, a non-public company, Forte of Colorado, a general partnership, Rural Independent Competitive Alliance, a non-public company, and Alamo Cellular L.L.C., a limited liability company.

Mr. Michael V. Roberts and departing director Steven C. Roberts are brothers. There is no family relationship among any other of Alamosa's directors or executive officers.

During fiscal year 2004, our board of directors met on sixteen occasions and acted by written consent on four occasions. Each of the directors attended at least 75% of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by any committee of the board upon which such director served.

Compensation of Directors.

Our non-employee directors are granted 6,000 shares of our common stock on the first business day of each year. These shares vest ratably over the twelve months following the date of grant and are subject to transferability restrictions for three years following the date of grant. Any non-employee director who joins the board of directors after the start of a year will receive a pro-rated grant of shares. In addition, each of our non-employee directors receives an annual retainer of $20,000 (pro-rated for partial service) and $1,000 for each board or committee meeting attended. An additional $12,000 annual retainer is paid to the chairperson of any board committee, except that the chairperson of the audit committee is entitled to an annual retainer of $15,000. Non-employee directors are also permitted to elect to receive stock, subject to a 30 month transferability restriction, in lieu of cash fees otherwise payable in a quarter. Such shares are granted on the first business day of the next calendar year. A director who elects to receive additional shares in lieu of cash receives a 25% discount on the purchase price of the stock, which is measured as of the last day of the calendar quarter in respect of which the fees were payable. New non-employee board members also receive a one-time grant of stock in an amount determined in the discretion of the board of directors upon the recommendation of a compensation consultant retained by the compensation committee of the board of directors. For 2005, the grant was set at 3,000 shares.

Director Independence.

The board of directors affirmatively determined at a meeting held on February 22, 2005 that, based on the information available to it at that time, of the eleven members of our board of directors, Messrs. Clapp, Hart, Marshall, Otto, Riley and White and Dr. McInnes are "independent directors" pursuant to the rules of The Nasdaq National Market ("Nasdaq"). In addition, the board of directors has determined that Ms. Shivers, if elected, would qualify as an "independent director" pursuant to Nasdaq's rules. In making this determination for each director, the board of directors reviewed all business transactions or relationships or other personal relationships between the director and Alamosa and its subsidiaries. The review was to determine whether (i) any transactions or relationships failed to meet any of the objective tests for determining director independence that are set forth in Nasdaq's rules or were otherwise sufficiently material as to be inconsistent with a determination that such director is independent and (ii) any other transactions or relationships existed that would impair a director's independence.

Committees of our Board of Directors.

Our board of directors has established four standing committees:

•	Audit Committee;

•	Governance & Nominating Committee;

•	Finance Committee; and

•	Compensation Committee.

Audit Committee.    The Audit Committee, formed in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), functions pursuant to a written charter that was adopted by our board of directors. The Audit Committee has such powers as are set forth in the charter and such other powers as may be assigned to it by our board of directors from time to time.

The Audit Committee's purpose is to, among other things, assist the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of Alamosa and its subsidiaries, including (i) assisting the board of directors' oversight of (1) our compliance with legal and regulatory requirements, (2) our independent auditors' qualifications and independence, and (3) the performance of our independent auditors and Alamosa's internal audit function, and (ii) overseeing the accounting and financial reporting processes of Alamosa and its subsidiaries and the audits of the financial statements of Alamosa. The Audit Committee works closely with the independent auditors and management.

The current members of the Audit Committee are Dr. McInnes (Chairman) and Messrs. Clapp, Riley and White. Mr. Riley, a Certified Public Accountant with beneficial prior experience in both public accounting and private industry, was formerly a nonvoting observer of the meetings of the Audit Committee, but became an acting member when he was deemed independent in May 2004.

The board of directors has determined that each current member of the Audit Committee is able to read and understand fundamental financial statements and that Dr. McInnes qualifies as an "audit committee financial expert," as defined by the rules of the U.S. Securities and Exchange Commission ("SEC"). The board has also determined that each member of the Audit Committee, and the Audit Committee as a group, satisfies the composition requirements under the rules of Nasdaq. The formal report of the Audit Committee can be found on page 24 of this proxy statement. During fiscal year 2004, the Audit Committee met on twelve occasions.

Governance & Nominating Committee.    The functions of the Governance & Nominating Committee include the following:

•	identifying, screening and recommending to the board of directors individuals qualified to serve as directors of the Company and on committees of the board of directors;

•	advising the board of directors with respect to the board's composition, procedures and committees;

•	advising the board of directors with respect to corporate governance principles applicable to Alamosa; and

•	overseeing the annual evaluation of the board of directors and Alamosa's management.

The Governance & Nominating Committee is governed by a charter, a current copy of which is available in the "Investor Relations – Corporate Information – Corporate Governance" section of our Internet website, available at www.alamosapcs.com.

The Governance & Nominating Committee was formed in February 2003 by combining our Business Practices, Nominating and Governance committees. The current members of the Governance & Nominating Committee are Messrs. Riley (Chairman), Otto and Marshall and Dr. McInnes. Mr. Riley served on the Governance & Nominating Committee from the time of its formation until February 18, 2004, after which the board of directors determined that he did not satisfy at such time the independent director rules of Nasdaq. He continued to serve as a nonvoting observer of meetings and, in May 2004, was reinstated as an active member of the Governance & Nominating Committee when he was deemed independent. The board of directors has affirmatively determined that all of the current members of the Governance & Nominating Committee are independent pursuant to the applicable rules of Nasdaq.

The Governance & Nominating Committee met on seven occasions during fiscal year 2004.

The Governance & Nominating Committee believes that, at a minimum, candidates for membership on the board of directors should have demonstrated an ability to make a meaningful contribution to the board of directors' oversight of the business and affairs of Alamosa and have a record and reputation for honest and ethical conduct. The Governance & Nominating Committee recommends director nominees to the board of directors based on, among other things, its evaluation of a candidate's experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the board of directors, the Governance & Nominating Committee also seeks to have the board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

The Governance & Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. The Governance & Nominating Committee also, from time to time, may engage firms, at Alamosa's expense, that specialize in identifying director candidates. As described below, the Governance & Nominating Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Governance & Nominating Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance & Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the board of directors, the Governance & Nominating Committee requests information from the candidate, reviews the person's accomplishments and qualifications, comparing them to any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. The Governance & Nominating Committee may also engage the services of an independent third party to conduct a background check of any candidate. In certain instances, members of the Governance & Nominating Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

In addition to stockholder proposals of director nominees submitted in accordance with our bylaws, as summarized below under "Submission of Stockholder Proposals for 2006," the Governance & Nominating Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Governance & Nominating Committee in care of the Corporate Secretary, Alamosa Holdings, Inc. at 5225 S. Loop 289, Lubbock, Texas 79424. Director recommendations submitted by stockholders should include the following:

•	all information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•	the name(s) and address(es) of the stockholder(s) making the nomination;

•	the class and number of shares of Alamosa owned beneficially and of record by such stockholder(s); and

•	appropriate biographical information and a statement as to the qualification of the nominee.

The stockholder recommendation and information described above must be delivered to the Corporate Secretary not less than forty-five nor more than seventy-five days prior to the first anniversary of the date on which Alamosa first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of (i) the ninetieth day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made.

The Governance & Nominating Committee expects to use a similar process to evaluate candidates to the board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee. To date, however, neither Alamosa nor the Governance & Nominating Committee has received any stockholder recommendations for candidates to the board of directors.

Ms. Shivers was nominated by the Governance & Nominating Committee in accordance with its procedures discussed above. No independent search firm was retained; however, the services of a firm specializing in background checks were employed.

Finance Committee.    The Finance Committee is responsible for providing budget oversight and dealing with capital structure issues. The current members of the Finance Committee are Messrs. Riley (Chairman), Clapp, Hart, Otto, Steven C. Roberts and Michael V. Roberts. Mr. Steven C. Roberts will continue to serve on the Finance Committee until his term expires at the annual meeting on June 2, 2005. We do not anticipate replacing Mr. Steven C. Roberts. At our board meeting scheduled for April 26, 2005, it is anticipated that our board of directors will vote to replace Mr. Riley with Mr. Otto as Chairman of the Finance Committee. During fiscal year 2004, the Finance Committee met on nine occasions.

Compensation Committee.    The Compensation Committee is responsible for, among other things, reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; evaluating the Chief Executive Officer's performance in light of those goals and objectives; determining and approving the Chief Executive Officer's compensation level based on the committee's evaluation; and making recommendations to the board of directors with respect to executive compensation, incentive-compensation plans and equity-based plans.

The current members of the Compensation Committee are Messrs. Clapp (Chairman), Marshall and White. The board of directors has affirmatively determined that all of the members of the Compensation Committee are independent pursuant to the applicable rules of Nasdaq. The formal report of our Compensation Committee can be found on page 19 of this proxy statement. During fiscal year 2004, the Compensation Committee met on eight occasions and acted twice by written consent.

Executive Sessions of Independent Directors.

Our independent directors meet in executive sessions on a regular basis without any members of management or non-independent directors present. Mr. Marshall acted as the lead independent director at these sessions until February 22, 2005, when he was replaced by Mr. Riley. Stockholders and other interested parties desiring to communicate with the lead independent director, any other independent director and/or the independent directors as a group regarding Alamosa may direct such correspondence in care of the Corporate Secretary, Alamosa Holdings, Inc. at 5225 S. Loop 289, Lubbock, Texas 79424. All communications received as set forth in this paragraph will be forwarded promptly to the addressee(s).

Communications with Directors.

The board of directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the board of directors by mail. To communicate with the board of directors, any individual director or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the Corporate Secretary, Alamosa Holdings, Inc. at 5225 S. Loop 289, Lubbock, Texas 79424. All communications received as set forth in the preceding paragraph will be forwarded promptly to the addressee(s).

Alamosa does not have a policy on director attendance at annual meetings. Alamosa invites and encourages its directors to attend the annual meeting of stockholders. Nine of our directors were in attendance at last year's annual meeting, including Messrs. Sharbutt, Cowan, Clapp, Hart, Otto, Riley, Michael V. Roberts and White and Dr. McInnes.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of a registered class of equity securities to file with the SEC, and with each exchange on which our common stock trades, initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to us, we believe that during 2004 our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 12, 2005 (except as otherwise indicated) with respect to the number of shares of our common stock and Series B Convertible Preferred Stock beneficially owned by each person who is known to us to be the beneficial owner of more than 5% of such class of stock, the number of shares of our common stock and Series B Convertible Preferred Stock beneficially owned by each of our executive officers who were serving in such capacities on December 31, 2004 and directors and the number of shares of our common stock and Series B Convertible Preferred Stock, in each case, beneficially owned by all current executive officers and directors of Alamosa Holdings as a group. As of April 12, 2005, nominee Jane E. Shivers does not own any of our common stock or Series B Convertible Preferred Stock. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

Title of Class	Name and Address(1)	Amount and Nature of Beneficial Owner(2)		Percent of Class(2)
Common Stock
	5% Stockholder:
	South Plains Telephone Cooperative, Inc.	8,169,732	(3)	5.55%
	2425 Marshall Street Lubbock, TX 79415
	Directors and Executive Officers:
	David E. Sharbutt	4,017,305	(4)(14)(20)	2.68%
	Ray M. Clapp, Jr.	115,934	(5)	*
	Kendall W. Cowan	1,712,160	(6)(14)(20)	1.15%
	Scotty Hart	72,398	(7)	*
	Schuyler B. Marshall	244,430	(8)	*
	Loyd I. Rinehart	185,431	(9)(14)(20)	*
	Michael V. Roberts	4,171,253	(10)	2.83%
	Steven C. Roberts	4,601,288	(11)	3.13%
	Anthony Sabatino	544,360	(12)(14)(20)	*
	Jimmy R. White	79,014	(13)	*
	Margaret Z. Couch	317,190	(14)(15)(20)	*
	Thomas F. Riley, Jr.	226,674	(16)	*
	Steven A. Richardson	158,478	(14)(17)(20)	*
	John F. Otto, Jr.	104,362	(18)	*
	Allen T. McInnes	43,898	(19)	*
	All Directors and Executive Officers	16,594,175		10.85%
Series B Convertible Preferred Stock
	Directors and Executive Officers:
	Anthony Sabatino	25,735		6.11%
	All Directors and Executive Officers	25,735		6.11%

*	Less than one percent.

(1)	Except as otherwise indicated in the footnotes below, the address for each executive officer and director is 5225 S. Loop 289, Lubbock, Texas 79424.

(2)	Percentage of ownership is based on 147,115,533 shares of common stock and 421,514 shares of Series B Convertible Preferred Stock outstanding as of April 12, 2005. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of capital stock if that person has or shares voting power or investment power with respect to that capital stock, or has the right to acquire beneficial ownership at any time within 60 days of April 12, 2005. As used herein, voting power is the power to vote or direct the voting of shares and investment power is the power to dispose or direct the disposition of shares.

(3)	These shares are owned by SPACE Mgt, Ltd ("SPACE"), a wholly-owned subsidiary of South Plains Telephone Cooperative, Inc. South Plains Telephone Cooperative and SPACE share voting and investment power for these shares, as a result of their parent-subsidiary relationship. The address for SPACE is the same as the address for South Plains Telephone Cooperative.

(4)	Includes 255,100 shares held individually by Mr. Sharbutt, 106,591 shares held in Mr. Sharbutt's 401(k) plan account, 200 shares beneficially owned by Mr. Sharbutt's children, 122,500 shares of restricted stock, and 1,437,000 shares issuable pursuant to options exercisable within 60 days. Also includes 1,455,000 shares of common stock issuable pursuant to options exercisable within 60 days and 475,423 shares beneficially owned by Five S, Ltd. Mr. Sharbutt is a limited partner of Five S, Ltd. and President of Sharbutt Inc., the general partner of Five S Ltd., and may be considered a beneficial owner of the shares owned by Five S, Ltd. Mr. Sharbutt disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5)	Includes 21,175 shares held individually by Mr. Clapp and 94,759 shares issuable pursuant to options exercisable within 60 days.

(6)	Includes 87,500 shares of restricted stock held individually by Mr. Cowan, and 7,500 shares issuable pursuant to options exercisable within 60 days. Also includes 1,455,000 shares issuable pursuant to options exercisable within 60 days beneficially owned by Cowan Interests Inc. Mr. Cowan is a limited partner of Cowan Interests Inc.

(7)	Includes 18,000 shares held individually by Mr. Hart, 10,000 shares of restricted stock, and 44,098 shares issuable pursuant to options exercisable within 60 days and 300 shares held by Lubbock HLH, Ltd. Mr. Hart controls Lubbock HLH, Ltd. and is a beneficial owner of the shares held by Lubbock HLH, Ltd. Excludes 8,169,732 shares held by SPACE, as to which Mr. Hart disclaims beneficial ownership. Mr. Hart is the General Manager of South Plains Telephone Cooperative and SPACE, a wholly-owned subsidiary of South Plains Telephone Cooperative. Mr. Hart's address is the same as the address for South Plains Telephone Cooperative.

(8)	Includes 30,000 shares held individually by Mr. Marshall, 500 shares held indirectly in an IRA account for Mr. Marshall, 10,000 shares of restricted stock, and 203,930 shares issuable pursuant to options exercisable within 60 days. Excludes 5,409,366 shares held by Caroline Hunt Trust Estate, as to which Mr. Marshall disclaims beneficial ownership. Mr. Marshall is the President of Rosewood Financial, Inc. and The Rosewood Corporation, both of which are wholly-owned subsidiaries of Caroline Hunt Trust Estate. Additionally, Mr. Marshall is a director of various Caroline Hunt Trust Estate subsidiaries.

(9)	Includes 45,000 shares of restricted stock held by Mr. Rinehart and 103,750 shares issuable pursuant to options exercisable within 60 days.

(10)	Includes 4,091,487 shares held individually by Mr. Roberts, 10,000 shares of restricted stock, 68,641 shares issuable pursuant to options exercisable within 60 days, 1,000 shares held by Mr. Roberts and his wife together and 125 shares owned by Roberts Broadcasting Company. Mr. Roberts' shares voting and investment power with respect to the 1,000 shares held together with his wife and the shares owned by Roberts Broadcasting Company. Mr. Roberts is the Chairman, Chief Executive Officer and principal stockholder of Roberts Broadcasting Company.

(11)	Includes 4,357,143 shares held individually by Mr. Roberts, 10,000 shares of restricted stock, 83,020 shares issuable pursuant to options exercisable within 60 days, 100,000 shares held by Mr. Roberts and his wife together, 1,000 shares held by Mr. Roberts' wife, 125 shares owned by Roberts Broadcasting Company and 50,000 shares owned by SCD Investments, LLC. Mr. Roberts is the President and Chief Operating Officer and principal stockholder of Roberts Broadcasting Company. Mr. Roberts is also the sole member of SCD Investments, LLC and may be considered the beneficial owner of such shares. Mr. Roberts shares voting and investment power with respect to the 100,000 shares held by Mr. Roberts and his wife together, the 1,000 shares held by Mr. Roberts' wife and the shares owned by Roberts Broadcasting Company. Excludes 35,400 shares Mr. Roberts' wife holds in custodial account for their minor children, as to which shares Mr. Roberts disclaims beneficial ownership.

(12)	Includes 20,000 shares held individually by Mr. Sabatino, 50,000 shares of restricted stock, and 432,500 shares of common stock issuable pursuant to options exercisable within 60 days.

(13)	Includes 22,014 shares held individually by Mr. White, 10,000 shares of restricted stock, and 47,000 shares issuable pursuant to options exercisable within 60 days.

(14)	Includes shares held by the Alamosa 401(k) Savings Plan, as follows: Mr. Cowan, 16,919 shares; Mr. Rinehart, 10,115 shares; Mr. Sabatino, 20,565 shares; Ms. Couch, 11,036 shares; Mr. Sharbutt, 21,351 shares; and Mr. Richardson, 3,425 shares.

(15)	Includes 25,143 shares held individually by Ms. Couch, 40,000 shares of restricted stock and 175,600 shares issuable pursuant to options exercisable within 60 days.

(16)	Includes 10,000 shares of restricted stock held by Mr. Riley, 122,000 shares held by the TF Riley Trust and 15,500 shares held by the Patricia Riley Trust, both of which Mr. Riley is Trustee, and 79,174 shares issuable pursuant to options exercisable within 60 days. Excludes 3,233,030 shares held by Southwest PCS, L.L.C., as to which Mr. Riley disclaims beneficial ownership. Mr. Riley is an officer and director of Chickasaw Holding Company, and an officer of Southwest PCS, L.L.C. Chickasaw Holding Company is the managing member of Southwest PCS, L.L.C.

(17)	Includes 25,000 shares held individually by Mr. Richardson, 55,000 shares of restricted stock and 68,500 shares issuable pursuant to options exercisable within 60 days.

(18)	Includes 20,277 shares held individually by Mr. Otto, 10,000 shares of restricted stock and 74,085 shares issuable pursuant to options exercisable within 60 days.

(19)	Includes 20,277 shares held individually by Dr. McInnes, 10,000 shares of restricted stock and 13,621 shares issuable pursuant to options exercisable within 60 days.

(20)	Includes shares purchased through the Amended and Restated Alamosa Holdings, Inc. Employee Stock Purchase Plan, as follows: Mr. Sharbutt, 144,140; Mr. Cowan, 145,241; Mr. Rinehart, 26,566; Mr. Sabatino, 21,295; Ms. Couch, 65,411; and Mr. Richardson, 6,553.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers.

The following table sets forth information concerning our executive officers as of the date of this proxy statement. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

NAME	AGE	TITLE
David E. Sharbutt	55	Chairman of the Board and Chief Executive Officer
Kendall W. Cowan	50	Chief Financial Officer and Secretary
Steven A. Richardson	49	Chief Operating Officer
Anthony Sabatino	42	Chief Technology Officer and Senior Vice President of Engineering and Network Operations
Margaret Z. Couch	53	Chief Integration Officer
Loyd I. Rinehart	50	Senior Vice President of Corporate Finance

Set forth below is a brief description of the present and past business experience of each person who serves as an executive officer of the Company and who is not also serving as a director.

Steven A. Richardson.    Mr. Richardson has been our Chief Operating Officer since December 2002. From 2000 to 2001, he served as President of the Central Region for Cingular Wireless, directing the sales efforts for a five-state area. From 1999 to 2000 he served as President and General Manager for Southwestern Bell Wireless, Cingular Wireless' predecessor, with profit and loss responsibility for the Dallas/Fort Worth area. From 1997 to 1999, he served as Vice President and General Manager for Pacific Bell Wireless with profit and loss responsibility for San Diego and Las Vegas.

Anthony Sabatino.    Mr. Sabatino became our Chief Technology Officer and Senior Vice President of Engineering and Network Operations in July 2000. From 1995 to July 2000, he was the National Radio Frequency (RF) Engineering Director for Sprint PCS and was an initial member of the Sprint PCS corporate launch team. Mr. Sabatino developed all National RF Engineering Standards. He also acted as design lead for a Sprint PCS new RF Interference Analysis Tool. Mr. Sabatino has served as a director and President of the PCIA Cost Sharing Clearinghouse and a member of the University of Kansas Advisory Committee representing electrical engineering.

Margaret Z. Couch.    Ms. Couch has been our Chief Integration Officer since November 2003. Ms. Couch served as our Chief Marketing Officer from May 2001 to November 2003 and has been with us since 1999 in various capacities. From February to May 2001 she was Senior Vice President, South Central Region and from January 2000 to January 2001 she was General Manager and Vice President for the Great Plains and Northwest Regions. In January 1999, she started as General Manager for the West Texas Region. In 1987, Ms. Couch founded Performance Associates, Inc., a human resources and sales training consulting firm and in 1996 she founded CK BusinesSense, Inc., which expanded the services provided by Performance Associates to include management consulting and assisting organizations in generating greater profitability. Ms. Couch has more than twenty years of management and leadership experience as a management consultant and trainer. She has worked with a vast array of clients, including communications, manufacturing, health care and financial companies as well as government, education and non-profit entities.

Loyd I. Rinehart.    Mr. Rinehart became our Senior Vice President of Corporate Finance in June 2000. From June 1998 to June 2000, Mr. Rinehart served as Chief Financial Officer of Affordable Residential Communities, then the fourth largest owner of manufactured housing land-lease communities and one of the three largest independent retailers of manufactured homes. From June 1995 to June 1998, Mr. Rinehart served as Executive Vice President of Plains Capital Corporation, a bank holding company based in Lubbock, Texas. He was responsible for all non-Lubbock banking operations, including due diligence, modeling, the purchase or the establishment of additional locations and ultimately management. Prior to his employment with Plains Capital Corporation, Mr. Rinehart served as Chief Financial Officer of First Nationwide, a $15 billion thrift, and its predecessor financial institutions. Mr. Rinehart is a Certified Public Accountant.

Summary Compensation Table.

The following table sets forth the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") with respect to the Company's 2004, 2003 and 2002 fiscal years.

			ANNUAL COMPENSATION		LONG-TERM COMPENSATION
Name and Principal Position	Year		Salary	Bonus	Restricted Stock Awards (1)	Number of Securities Underlying Options	All Other Compensation
David E. Sharbutt	2004		$425,000	$410,150	—	425,000	$23,050	(2)
Chairman of the Board and	2003		$425,000	$205,063	—	250,000	$22,750
Chief Executive Officer	2002		$300,138	$232,776	$80,000	750,000	$33,994
Kendall W. Cowan	2004		$290,000	$286,407	—	375,000	$23,950	(2)
Chief Financial Officer	2003		$290,000	$136,693	—	150,000	$23,650
	2002		$212,173	$174,821	$48,000	350,000	$35,129
Steven A. Richardson	2004		$250,450	$261,840	—	125,000	$12,300	(2)
Chief Operating Officer	2003		$250,000	$70,625	—	150,000	$12,000
	2002	(3)	$20,833	—	$99,000	300,000	—
Anthony Sabatino	2004		$210,000	$192,016	—	150,000	$12,300	(2)
Chief Technology Officer and	2003		$210,000	$103,701	—	70,000	$12,000
SVP of Engineering and	2002		$182,560	$141,521	$32,000	200,000	$10,237
Network Operations
Loyd I. Rinehart	2004		$210,000	$175,991	—	150,000	$12,300	(2)
SVP of Corporate Finance	2003		$165,000	$90,974	—	70,000	$12,000
	2002		$158,840	$193,843	$32,000	200,000	$16,219

(1)	Messrs. Sharbutt, Cowan, Rinehart and Sabatino were granted 250,000, 150,000, 100,000 and 100,000 shares of restricted stock on October 1, 2002, respectively. 50% of these shares vested on October 1, 2003, 25% vested on October 1, 2004 and 25% will vest on October 1, 2005. Mr. Richardson was granted 100,000 shares of restricted stock on December 1, 2002. 50% of these shares vested on September 30, 2003, 25% vested on September 30, 2004, and 25% will vest on September 30, 2005. The value of the restricted stock awards of each Named Executive Officer as of the date of grant are shown in the table above. The value of the restricted stock holdings of each Named Executive Officer, as of December 31, 2004, is equal to the number of unvested shares he held on December 31, 2004 multiplied by $12.47, the per share closing price of our common stock on such date. These values are as follows: Mr. Sharbutt, $779,375; Mr. Cowan, $467,625; Mr. Rinehart, $311,750; Mr. Sabatino, $311,750; and Mr. Richardson, $311,750. The shares of restricted stock granted to the Named Executive Officers entitle the holder to receive any dividends that we may pay on our common stock.

(2)	The amounts reflected in the All Other Compensation column represent the following payments and benefits: Mr. Sharbutt, $10,750 for Company-paid life insurance premiums and $12,300 for Company contributions to the Company 401(k) plan; Mr. Cowan, $11,650 for Company-paid life insurance and $12,300 for Company contributions to the Company 401(k) plan; and for Messrs. Richardson, Sabatino and Rinehart, $12,300 for Company contributions to the Company 401(k) plan.

(3)	Mr. Richardson was employed by the Company beginning in December 2002 and the summary compensation set forth in the table above for 2002 reflects actual payments made by the Company to Mr. Richardson during 2002.

Stock Option Grants In Last Fiscal Year.

The table below provides information regarding stock options granted to the Named Executive Officers in fiscal year 2004 and hypothetical gains for the options through the end of their respective ten year terms. In accordance with applicable requirements of the SEC, we have assumed annualized growth rates of the market price of our common stock over the exercise price of the option of 5% and 10%, running from the date the option was granted to the end of the option term. Actual gains, if any, depend on the future performance of our common stock and overall conditions, and the information in this table should not be construed as an estimate of future stock price growth. We did not grant any stock appreciation rights in fiscal year 2004.

Name	Number of Securities Underlying Options Granted (1)	Percentage of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price per Share ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%	10%
David E. Sharbutt	100,000	4	4.01	12/31/2013	252,187	639,091
	112,500	5	5.58	1/31/2014	394,789	1,000,472
	212,500	9	7.45	6/30/2014	996,619	2,523,094
Kendall W. Cowan	62,500	3	4.01	12/31/2013	157,617	399,432
	125,000	5	5.58	1/31/2014	438,654	1,111,635
	187,500	8	7.45	6/30/2014	878,487	2,226,259
Steven A. Richardson	62,500	3	4.01	12/31/2013	157,617	399,432
	62,500	3	7.45	6/30/2014	292,829	742,086
Anthony Sabatino	30,000	1	4.01	12/31/2013	75,656	191,727
	45,000	2	5.58	1/31/2014	157,915	400,189
	75,000	3	7.45	6/30/2014	351,395	890,504
Loyd I. Rinehart	30,000	1	4.01	12/31/2013	75,656	191,727
	45,000	2	5.58	1/31/2014	157,915	400,189
	75,000	3	7.45	6/30/2014	351,395	890,504

(1)	All stock options granted in 2004 to the Named Executive Officers had a six month vesting period.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

The following table provides summary information regarding option exercises in 2004 by the Named Executive Officers and the value of such unexercised options at December 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year- End (Exercisable/ Unexercisable) ($)	Value of Unexercised In-the-Money Options at Fiscal Year-End (Exercisable/ Unexercisable) (2) ($)
David E. Sharbutt	0	0	2,880,000 / —	13,995,900/—
Kendall W. Cowan	150,000	1,071,600	2,180,000 / —	6,092,600/—
Steven A. Richardson	500,500	2,848,200	74,500 / —	453,300/—
Anthony Sabatino	128,000	680,500	292,000 / —	2,464,400/—
Loyd I. Rinehart	345,000	1,938,300	175,000 / —	386,000/—

(1)	The values in this column are based on the difference between fair market value and the exercise price at the time the respective options were exercised.

(2)	The values in this column are based upon the per share closing price of our common stock on December 31, 2004 of $12.47.

Equity Compensation Plan Information.

The following table presents information about our equity compensation plans as of December 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity Compensation plans approved by security holders:
Amended and Restated 1999 Long Term Incentive Plan (1)	9,739,332	$10.63	4,046,153
Third Amended and Restated Employee Stock Purchase Plan (2)	N/A	N/A	274,971
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	9,739,332	$10.63	4,321,124

(1)	The Amended and Restated 1999 Long Term Incentive Plan provides for an automatic increase of up to 800,000 in the number of shares reserved for issuance under the plan on the last day of each calendar year during the term of the plan. The automatic increase was approved by stockholders in 2001 and continues during the term of the plan.

(2)	The Third Amended and Restated Employee Stock Purchase Plan provides for an automatic increase of up to 200,000 in the number of shares reserved for issuance under the plan on the first day of each calendar year during the term of the plan.

Employment Agreements.

The following is a description of the terms and conditions of the employment agreements involving the Named Executive Officers.

David E. Sharbutt and Kendall W. Cowan.    We are a party to employment agreements, effective October 1, 2002, and amended as of January 1, 2005, with each of Messrs. Sharbutt and Cowan. Mr. Sharbutt's agreement will expire on December 31, 2007 and entitles him to receive an annual base salary of $425,000 in 2005, subject to increase from time to time. Mr. Sharbutt's agreement also provides that so long as he serves on our board of directors he will serve as Chairman of the Board. Mr. Cowan's agreement will expire on December 31, 2006 and entitles him to receive an annual base salary of $400,000 in 2005, subject to increase from time to time. Messrs. Sharbutt and Cowan are eligible to receive an annual performance-based bonus with an initial target of $340,000 and $280,000, respectively. Messrs. Sharbutt and Cowan are entitled to participate in Alamosa's long-term incentive plans, including Alamosa's Amended and Restated 1999 Long Term Incentive Plan (the LTIP"). Under the LTIP, Mr. Sharbutt will receive the following shares of restricted stock: 60,000 shares in 2005, 48,000 shares in 2006 and 38,400 shares in 2007. Mr. Cowan will receive the following shares of restricted stock: 50,000 shares in 2005 and 40,000 shares in 2006.

In addition, the agreements also provide for annual option grants, contingent upon continued employment. Mr. Sharbutt's agreement provides for him to receive options according to the following schedule: 80,000 in 2005, 64,000 in 2006 and 51,200 in 2007. Mr. Cowan's agreement provides for him to receive options according to the following schedule: 50,000 in 2005 and 40,000 in 2006.

The agreements entitle the executives to $5 million in term life insurance coverage, reimbursement for reasonable business expenses, a car allowance, reimbursement for approved club dues, reimbursement for an annual physical exam up to $5,000, and financial planning services up to $10,000 per annum. The executives may participate in any incentive, retirement, life, medical, disability and other benefit plans available to our other executives with comparable responsibilities, subject to the terms of those programs.

Upon termination of employment by us without cause or by the executive for good reason, within thirty days after the date of termination, we will provide the terminated executive a lump-sum severance payment equal to the sum of: (i) one year's base salary; (ii) the higher of (x) the executive's target bonus or (y) the average annual bonus the executive earned over the two preceding years (the "Bonus"); and (iii) a pro-rated bonus for the year of termination. If such termination occurs within twelve months following a change in control, the terminated executive is instead entitled to three times his base salary and Bonus, plus a pro-rata bonus for the year of termination. In either case, the terminated executive will also receive continuing welfare and fringe benefits for one year following termination of his employment and all restricted stock and options granted to the executive under the agreement will become vested and exercisable. Further, each executive is entitled to receive a gross-up payment to make him whole if he becomes subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, as amended (the "Code"), on excess parachute payments; provided, however, that no gross-up payment will be made to the executive and the amount paid to the executive will be reduced if a reduction of 15% or less to the payments and benefits that the executive would receive on termination would not subject him to the excise tax imposed under Section 4999 of the Code. If a reduction is imposed, the reduction will be the minimum amount required so that the executive will not be subject to the excise tax on excess parachute payments.

The agreements contain non-compete and non-solicitation provisions effective for (i) two years following termination of employment without cause or for good reason within one year following a change in control or (ii) one year following termination of employment in any other circumstances. Generally, a change of control will occur for purposes of the agreements (and for the agreements described below) if (i) any person acquires 25% or more of the beneficial ownership of us, (ii) continuing directors (other than those approved) cease to constitute a majority of the board of directors, (iii) certain mergers or consolidations occur, (iv) stockholders approve any plan or proposal for our liquidation or dissolution or (v) there is a sale of substantially all of our assets.

Steven A. Richardson, Anthony Sabatino and Loyd I. Rinehart.    We entered into an employment agreement with Mr. Anthony Sabatino on October 1, 2002, as amended as of January 1, 2005; Mr. Loyd I. Rinehart on October 1, 2002, as amended as of January 1, 2005; and Mr. Steven A. Richardson on December 1, 2002, as amended as of January 1, 2005. Each of these agreements will expire on December 31, 2006.

Pursuant to their employment agreements, as amended as of January 1, 2005, Mr. Sabatino is entitled to receive an annual base salary of $250,000 with a target annual bonus of $125,000; Mr. Rinehart is entitled to receive an annual base salary of $250,000 with a target annual bonus of $125,000; and Mr. Richardson is entitled to receive an annual base salary of $275,000 with a target annual bonus of $165,000. The base salaries received by these executives are subject to increases from time to time.

The executives are entitled to participate in any long-term incentive plans we establish, including the LTIP. Under the LTIP, the Compensation Committee will grant (i) Mr. Sabatino 25,000 shares of restricted stock in 2005 and 20,000 shares of restricted stock in 2006; (ii) Mr. Rinehart 20,000 shares of restricted stock in 2005 and 16,000 shares of restricted stock in 2006; and (iii) Mr. Richardson 30,000 shares of restricted stock in 2005 and 24,000 shares of restricted stock in 2006.

In addition, the agreements also provide for annual option grants. Mr. Sabatino's agreement provides for him to receive 30,000 options in 2005 and 24,000 options in 2006. Mr. Rinehart's agreement provides for him to receive 25,000 options in 2005 and 20,000 options in 2006. Mr. Richardson's agreement provides for him to receive 40,000 options in 2005 and 32,000 options in 2006.

The agreements entitle the executives to reimbursement for reasonable business expenses, reimbursement for approved club dues, and a car allowance. In the case of Mr. Richardson, he is also eligible for reimbursement for an annual physical exam up to $5,000, and Messrs. Sabatino and Rinehart are eligible for reimbursement for an annual physical exam up to $2,500. They may participate in any incentive, retirement, life, medical, disability and other benefit plans available to our other executives with comparable responsibilities, subject to the terms of those programs.

Upon termination of employment by us without cause or by the executive for good reason, within thirty days of the date of termination, we will provide the terminated executive a lump-sum severance payment equal to: (i) one year's base salary; (ii) the higher of (x) the executive's target bonus or (y) the executive's Bonus; and (iii) a pro-rated bonus for the year of termination. If such termination occurs within twelve months following a change in control, the executive is instead entitled to receive two times base salary and Bonus, plus a pro-rata bonus for the year of termination. In either case, the terminated executive will also receive continuing welfare and fringe benefits for one year and all restricted stock and options granted to the executive under the agreement would become vested and exercisable.

Payments to Messrs. Sabatino and Rinehart will be reduced so that no amount will be subject to the excise tax imposed under Section 4999 of the Code if each such executive's after-tax position would be improved as a result of such reduction. Mr. Richardson is entitled to a gross-up payment on the same terms as are applicable to Messrs. Sharbutt and Cowan.

The agreements contain non-compete and non-solicitation provisions for two years following termination of employment without cause or for good reason within one year following a change of control or one year following termination of employment in any other circumstances.

Codes of Ethics and Business Conduct.

The board of directors has adopted a Code of Ethics for Chief Executive and Senior Financial Officers, which is applicable to our Chairman of the Board and Chief Executive Officer, Chief Financial Officer and Vice President of Accounting and Reporting (or persons performing similar functions). The board of directors has also adopted a Code of Business Conduct that is applicable to all of our directors, officers and employees. Both of these codes are available in the "Investor Relations – Corporate Information – Corporate Governance" section of our Internet website, available at www.alamosapcs.com. The purpose of these codes is to, among other things, deter wrongdoing and promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our filings with the SEC and public communications; compliance with applicable laws, rules and regulations; the prompt internal reporting of violations; and accountability.

Compensation Committee Interlocks and Insider Participation.

There are, and during fiscal year 2004 were, no compensation committee interlocks or participation on the compensation committee by any of our employees.

Compensation Committee Report On Executive Compensation.

Each of Alamosa's executive officers is a party to an employment agreement which sets forth the officer's base salary and which also provides for certain equity grants (see "Employment Agreements," above). In negotiating these agreements, the Compensation Committee received input from a nationally recognized compensation consultant. Alamosa's bonus policies are designed to tie overall bonus compensation to Company performance. Incentive bonuses for our executive officers, including the Named Executive Officers, include bonus targets based on key objective quarterly and annual milestones in the Company's business plan and annual budget. Company objectives in the first two quarters of 2004 were attainment of EBITDA (defined as net loss plus taxes, net interest expense, depreciation expense, amortization expense and other non-cash expense items) targets and net subscriber additions as contained in the Company's 2004 business plan and budget and Company objectives in the last two quarters and annually of 2004 were attainment of EBITDAM (defined as net loss plus taxes, net interest expense, depreciation expense, amortization expense, marketing expense and other non-cash expense items) targets, net subscriber additions based on a year over year increase from 2003's performance, and CPGA (defined as cost per gross addition of subscribers). These measures are calculated and bonuses paid on both a quarterly and annual basis to ensure focus on both the quarterly and annual objectives.

1st and 2nd Quarters of 2004.

For all executives, their target bonus amounts were split equally between quarterly and annual objectives. On the quarterly objectives, EBITDA was weighted at 60% and net subscribers at 40%.

Using the 1st quarter of 2004 as an example of how the bonus system worked: the Chief Executive Officer had an award target of $31,250. For the 1st quarter, net-subscriber additions were 173.23% of target and EBITDA was 124.99% of target. The combination of these factors resulted in a 1st quarter bonus for the Chief Executive Officer of $53,125. Utilizing these same factors, the Chief Financial Officer received a total 1st quarter bonus of $42,500, the Chief Operating Officer received a total 1st quarter bonus of $31,875, the Chief Integration Officer received a total 1st quarter bonus of $17,000, the Chief Technology Officer received a total 1st quarter bonus of $23,375 and the Senior Vice President-Finance received a total 1st quarter bonus of $23,375.

3rd and 4th Quarters of 2004 and 2004 Annual.

For all executives, their target bonus amounts were split equally between quarterly and annual objectives. On the quarterly objectives, EBITDAM was weighted at 50%, net subscribers at 40%, and CPGA 10%.

Using the 3rd quarter of 2004 as an example of how the bonus system worked: the Chief Executive Officer had an award target of $31,250. For the 3rd quarter, net-subscriber additions were 251.83% of target, EBITDAM was 117.88% of target, and CPGA was 106.06% of target. The combination of these factors resulted in a 3rd quarter bonus for the Chief Executive Officer of $62,500. Utilizing these same factors, the Chief Financial Officer received a total 3rd quarter bonus of $49,500, the Chief Operating Officer received a total 3rd quarter bonus of $37,500, the Chief Integration Officer received a total 3rd quarter bonus of $19,800, the Chief Technology Officer received a total 3rd quarter bonus of $27,500 and the Senior Vice President-Finance received a total 3rd quarter bonus of $27,225.

As the above discussion illustrates, the Compensation Committee has elected to utilize purely objective and quantitative measures for the purpose of quarterly and annual bonuses. The Committee is also concerned with performance that may be considered subjective, or not subject to measurement. As such, the committee may also make a subjective evaluation of executive performance that may affect salary adjustments and other components of compensation.

For 2005, it is anticipated that the bonus opportunity for executive officers will continue to be split equally between quarterly and annual goals. In accordance with each executives' respective employment agreement, no annual or quarterly bonus will be payable unless the committee determines that at least 75% of the applicable performance goals have been achieved. Bonus objectives for the future will continue to be evaluated and approved by the committee.

U.S. federal income tax law limits the deductibility of certain compensation paid to the chief executive officer and the four most highly compensated executive officers (the "covered employees") in excess of the statutory maximum of $1 million per covered employee. The committee's general policy is to structure the compensation paid to the covered employees so as to maximize the deductibility of such compensation for U.S. federal income tax purposes; however, the committee retains the flexibility to pay compensation which may not be fully deductible if covered employees receive in excess of $1 million of compensation that is subject to the deductibility limitation.

2004 COMPENSATION COMMITTEE:

Ray M. Clapp, Jr.                            Jimmy White
Schuyler B. Marshall

Performance Graph.

The common stock of the Company began trading on Nasdaq on February 3, 2000. On December 6, 2001, the Company transferred its listing from Nasdaq to The New York Stock Exchange ("NYSE"), where it traded until April 16, 2003. The Company's common stock traded on the OTC Bulletin Board from April 17, 2003 until March 15, 2004. On March 15, 2004, our common stock began trading again on Nasdaq and currently trades on Nasdaq under the symbol "APCS." The following performance graph compares the cumulative total stockholder return on the common stock of the Company from February 3, 2000 through December 31, 2004 against the cumulative total return of (a) The Nasdaq Stock Market (U.S. Companies) Index, (b) The Nasdaq Stock Market Telecommunications Index, (c) the NYSE (U.S. Companies) Index and (d) a peer group selected by Alamosa for the same period. The peer group consists of the following companies (which, together with the Company, represent all of the Sprint Affiliates whose common stock was publicly traded over the relevant measurement period): AirGate PCS, Inc. (acquired by Alamosa on February 15, 2005), UbiquiTel Inc., US Unwired Inc., iPCS, Inc., and Horizon PCS, Inc.

The graph assumes that $100.00 was invested in our common stock and in each index on February 3, 2000. The total return for the common stock and the indices used assumes the reinvestment of dividends, even though dividends have never been declared on the Company's common stock. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of Alamosa's common stock.

TOTAL CUMULATIVE RETURN GRAPH (02/03/2000 - 12/31/2004)

Date	Alamosa (1)	Nasdaq Composite	Nasdaq Telecom	NYSE Composite	Sprint PCS Affiliate Index (2)
02/03/00	$100.00	$100.00	$100.00	$100.00	$100.00
03/31/00	222.06	108.59	106.15	102.87	142.57
06/30/00	122.79	94.18	83.87	102.11	76.92
09/29/00	95.22	87.22	70.31	105.31	63.42
12/29/00	47.06	58.67	44.64	104.33	39.84
03/30/01	62.13	43.70	31.60	94.60	46.76
06/29/01	95.88	51.32	30.02	98.75	67.24
09/28/01	81.47	35.59	19.56	86.37	63.06
12/31/01	70.18	46.32	22.79	93.67	62.58
03/28/02	29.59	43.82	16.74	95.36	25.58
06/28/02	8.29	34.75	9.97	84.66	8.86
09/30/02	1.35	27.83	8.52	70.75	2.45
12/31/02	3.06	31.71	10.48	75.10	2.29
03/31/03	2.12	31.85	11.41	71.05	1.58
06/30/03	9.00	38.54	14.12	82.69	4.59
09/30/03	22.06	42.44	15.04	84.78	6.92
12/31/03	23.59	47.57	17.68	96.74	8.45
03/31/04	34.35	47.36	17.71	99.12	9.81
06/30/04	43.24	48.63	17.92	99.18	13.35
09/30/04	44.94	45.05	16.66	98.69	12.76
12/31/04	73.35	51.66	19.10	108.90	22.32

Source: FactSet

(1)	Prior to February 3, 2000 there was no public market for the Company's common stock.

(2)	UbiquiTel Inc. began trading in June of 2000, US Unwired Inc. in May of 2000, iPCS, Inc. in August of 2004, and Horizon PCS, Inc. in October of 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Messrs. Michael V. Roberts and Steven C. Roberts.

In connection with the acquisition of Roberts Wireless, we entered into a number of arrangements with Messrs. Michael V. Roberts and departing director Steven C. Roberts and certain companies affiliated with them as described in more detail below. Michael V. Roberts and Steven C. Roberts became directors of Alamosa in February 2001.

Joint Venture Development Agreement.    On October 30, 2000, we entered into a joint venture development agreement with Messrs. Michael V. Roberts and Steven C. Roberts. Pursuant to the agreement, if either Mr. Michael V. Roberts or Mr. Steven C. Roberts undertakes an international telecommunications business venture and desires for us to be involved in that project, then before either Mr. Michael V. Roberts or Mr. Steven C. Roberts enters into a letter of intent or binding agreement of any nature with another person regarding the project, they must give us written notice. Alamosa has 60 days to notify them of its desire to participate in the project. During such 60-day period, we have the exclusive right with respect to the project. Promptly after we give a notice of participation, we and either Mr. Michael V. Roberts or Mr. Steven C. Roberts must form a project entity and execute an agreement setting forth the terms, covenants, conditions and provisions for the purpose, ownership, management, financing and operation of the project. Unless we and either Mr. Michael V. Roberts or Mr. Steven C. Roberts agree to a different arrangement, we will have a 50% interest in each project entity and will have full managerial control of each project entity. Except as described above, neither Alamosa nor Messrs. Michael V. Roberts and Steven C. Roberts is obligated to bring to the other any opportunity to participate in a project or any activity, domestic or international.

Consulting Agreements.    On January 29, 2001, we entered into five-year consulting agreements with each of Messrs. Michael V. Roberts and Steven C. Roberts. The consulting agreements provide each of them with an annual compensation of $125,000 which is paid monthly.

Right of First Negotiation Agreement.    On February 14, 2001, we entered into a right of first negotiation agreement with Roberts Tower which grants Roberts Tower a right to negotiate tower leases on a "build-to-suit" basis within our present and future territory. During the term of the agreement, whenever we are, or one of our subsidiaries is, required to "build-to-suit" communications towers within the present or future territories in which we operate, we must notify Roberts Tower and Roberts Tower will have the exclusive right for a period of 30 days to negotiate with us to provide such towers. After such 30-day period, if we have not reached an agreement with Roberts Tower, we may obtain such tower sites from other third parties. The term of this agreement is five years.

Resale Agreement.    On February 14, 2001, we entered into a resale agreement with Messrs. Michael V. Roberts and Steven C. Roberts which permits Messrs. Michael V. Roberts and Steven C. Roberts to buy air time at a discount for resale on a basis no less favorable than any other similar agreement to which we may be a party. Messrs. Michael V. Roberts and Steven C. Roberts may resell such airtime anywhere such resales are permitted under applicable law. Any arrangement between Alamosa and Messrs. Michael V. Roberts and Steven C. Roberts for resales and use of air time will be subject to all required approvals of Sprint, Sprint Spectrum and Sprint PCS and/or any other applicable Sprint entities.

Master Lease Agreement.    On February 14, 2001, Roberts and Roberts Tower entered into a master lease agreement which provides for the lease from Roberts Tower by Roberts of certain buildings, towers, tanks and/or improvements thereon for the purpose of installing, operating and maintaining communications facilities and services thereon. The initial term of the master lease agreement expires in February 2006, and Roberts has the right to extend the initial term of the lease for four additional terms of five years each. The agreement provides for monthly payments aggregating to approximately $17,000 per tower per year at inception, subject to an annual adjustment of 4% per annum. Roberts subsequently assigned all of its right, title and interest in the master lease agreement to its wholly-owned subsidiary, Alamosa Missouri Properties, LLC (formerly Roberts Wireless Properties, L.L.C.). During the years ended December 31, 2004, 2003 and 2002, approximately $3,037,000, $2,785,000 and $2,688,000, respectively, in rental expense was recorded under this agreement.

In addition to the specific agreements discussed above, we paid approximately $194,000, $287,000 and $346,000 in 2004, 2003 and 2002, respectively, to Roberts Tower for other items including the lease of retail space and switching facility space.

Other Related Party Transactions.

On December 28, 1998, we entered into a long-term agreement to lease space for a retail store in Lubbock, Texas with Lubbock HLH, Ltd., principally owned by Mr. Hart, who is one of our directors and the general manager of South Plains Advance Communications & Electronics, Inc. ("SPACE"). SPACE is one of our stockholders. This lease has a term of 15 years and provides for monthly payments subject to adjustment based on the Consumer Price Index on the first day of the sixth lease year and on the first day of the eleventh lease year. During the years ended December 31, 2004, 2003 and 2002, approximately $115,000, $110,000 and $110,000 per year, respectively, in rental expense was recorded in connection with this lease. No amount was payable at December 31, 2004. In addition to rental, approximately $26,000, $24,000 and $20,000 was paid to Lubbock HLH, Ltd. in 2004, 2003 and 2002, respectively, for taxes and other expenses related to the leased property.

AUDIT COMMITTEE REPORT

The current members of the Audit Committee are Messrs. Clapp, Riley and White and Dr. McInnes.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2004 with management. The discussion included a review of management's assessment of the effectiveness of internal control over financial reporting, the audit of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, our independent auditor, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers its independence. The Audit Committee has also discussed with PricewaterhouseCoopers our audited financial statements for the fiscal year ended December 31, 2004, including, among other things, the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, as well as the other matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended.

Based on the reviews and discussions referred to in the previous paragraph, the Audit Committee recommended unanimously to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

THE AUDIT COMMITTEE:

Ray M. Clapp, Jr.	Allen T. McInnes
Thomas F. Riley	Jimmy R. White

ELECTION OF DIRECTORS OF ALAMOSA
(PROPOSAL 1)

The board of directors, based on the recommendation of the Governance & Nominating Committee, has nominated Messrs. Cowan, Marshall and Riley and Ms. Shivers to be elected at the annual meeting to serve as directors for a three-year term ending at the 2008 annual meeting of stockholders and until their successors are duly elected and qualified. Messrs. Cowan, Marshall and Riley are currently serving as directors, whereas Mr. Shivers is nominated for the first time. The terms of the remaining directors expire at the annual meetings of stockholders to be held in 2006 and 2007, as indicated above under "Election of Directors of Alamosa."

Each nominee has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed on such proxy, the persons named as proxies intend to vote the shares represented by each properly executed proxy for each of the nominees standing for election. If a proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the persons named as proxies reserve the right to substitute any other person, in accordance with applicable law and our governing documents.

Election of the four director nominees requires the affirmative vote of a plurality of the shares of our common stock and Series B Convertible Preferred Stock, voting together as a single class, voted at the annual meeting. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors.

Our bylaws and the bylaws of Alamosa PCS Holdings, our direct wholly-owned subsidiary, contain a provision (together, the "Pass-Through Voting Provisions") which together have the effect of requiring that the shares of common stock of Alamosa (Delaware) that are owned by Alamosa PCS Holdings may only be voted by Alamosa PCS Holdings in proportion to the vote of, or as directed by the vote of, the stockholders of Alamosa. As a result of the Pass-Through Voting Provisions, Alamosa PCS Holdings, as the sole stockholder of Alamosa (Delaware), may only vote its shares of Alamosa (Delaware) stock on the election of directors of Alamosa (Delaware) in proportion to, or as directed by, a vote of the stockholders of Alamosa. The Alamosa (Delaware) board of directors is classified in the same manner as, and consists of the same eleven persons as those serving on, Alamosa's board of directors. Your vote with respect to the election of four nominees to serve on the board of directors of Alamosa will also constitute a vote to direct Alamosa PCS Holdings with respect to its vote for the election of the same four nominees to serve on the board of directors of Alamosa (Delaware).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE FOUR NOMINEES TO THE BOARD OF DIRECTORS.

APPROVAL OF AMENDMENT TO OUR
THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(PROPOSAL 2)

Proposed Amendment.

To ensure that we will be able to provide our employees with a stock purchase opportunity under our Third Amended and Restated Employee Stock Purchase Plan, as amended (the "ESPP") on the next stock purchase date under the ESPP, Alamosa's board of directors unanimously adopted the amendment to the ESPP, subject to approval by Alamosa's stockholders, that would (a) increase the number of shares of our common stock currently authorized for issuance under the ESPP by 400,000 shares, from 3,900,000 shares to 4,300,000 shares, and (b) increase the number of shares of our common stock added to the ESPP each fiscal year from 200,000 shares to 400,000 shares. We are seeking stockholder approval of the amendment to the Third Amended and Restated Employee Stock Purchase Plan to amend the ESPP as described above.

As of the last stock purchase date under the ESPP, we depleted the shares of our common stock available for issuance under the ESPP. In addition, due to our recent acquisition of AirGate PCS, Inc., the number of employees eligible to participate in the ESPP has increased significantly. Although the board of directors is currently authorized to increase the number of shares under the ESPP by up to 200,000 shares each year, the next increase may not take place prior to January 1, 2006. Accordingly, stockholder approval is being sought to allow us to continue operation of the ESPP for the August 2005 purchase date. As described below under "Description of the ESPP," the Board has previously amended the ESPP to limit the number of shares that may be issued under the ESPP. It is expected that if stockholders approve the proposed amendments to the ESPP that the shares under the ESPP will be sufficient to satisfy the purchases made by employees under the ESPP.

Employee Stock Purchase Plan Overview.

Our ESPP is intended to provide our eligible employees with an opportunity to purchase shares of our common stock through payroll deductions. The ESPP is intended to comply with the requirements of Section 423 of the Internal Revenue Code (the "Code"), and to assure the participants of the tax advantages provided thereby (described below in the section entitled "Federal Income Tax Treatment"). We believe that our ability to provide our employees with the opportunity to purchase our common stock through the ESPP is an important factor in attracting, retaining and motivating our employees.

Description of the ESPP.

The following summary of the material features of the ESPP does not purport to be complete and is qualified in its entirety by reference to the specific language of the ESPP. A copy of the ESPP is included with this proxy statement as Appendix A and is available to any of our stockholders upon written request. Appendix A is the Third Amended and Restated Employee Stock Purchase Plan that would be effective if the proposed amendment receives stockholder approval.

All of our full-time employees and full-time employees of each of our subsidiaries who have at least six months of service are eligible to participate in the ESPP, except that an employee will not be eligible to participate if he or she owns five percent or more of our common stock or the common stock of any of our subsidiaries. As of the date of this proxy statement, approximately 1,200 employees were eligible to participate in the ESPP.

Under the ESPP, each eligible employee is permitted to purchase shares of our common stock through regular payroll deductions in an aggregate amount equal to 1% to 10% of the employee's compensation for each payroll period. At the end of each offering period, participating employees purchase shares of common stock with payroll deductions at a purchase price equal to 85% of the fair market value of the common stock at either the beginning of the offering period or the end of each offering period, whichever price is lower. The fair market value of the shares of our common stock which may be purchased by any employee under the ESPP or any other plan that is intended to comply with Section 423 of the Code during any calendar year may not exceed $25,000.

Originally, the ESPP provided for a series of consecutive, overlapping offering periods that were generally 24 months long with successive six-month purchase periods during each offering period. Alamosa's board of directors has since taken steps to decrease the length of the offering period and to limit the number of shares that may be purchased during an offering period. The ESPP now provides for a series of consecutive, six-month long offering periods which generally commence on March 1 and September 1 of each year during the term of the ESPP, and a participant in the ESPP may not purchase more than 1,500 shares during any offering period.

The options granted to a participant under the ESPP are not transferable otherwise than by will or the laws of descent and distribution and are exercisable, during the participant's lifetime, only by the participant.

Our board of directors may from time to time amend or terminate the ESPP, provided that no such amendment or termination may adversely affect the rights of any participant without the consent of such participant and, to the extent required by Section 423 of the Code or any other law, regulation or stock exchange or national or international quotation system rule, no such amendment will be effective without the approval of stockholders entitled to vote thereon. Additionally, our board of directors may make such amendments as it deems necessary to comply with applicable laws, rules and regulations. The ESPP expires on April 1, 2011.

Change In Control.

Unless otherwise determined by the board of directors, if a change in control occurs during the term of the ESPP, any offering period then in effect will terminate. A change in control of Alamosa will be deemed to occur for purposes of the Plan upon any of the following events:

•	any "person" (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined under Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of Alamosa (excluding securities acquired directly from Alamosa or its affiliates) representing 25% or more of the combined voting power of Alamosa's then outstanding securities;

•	the approval by Alamosa's stockholders of a plan to dissolve or liquidate or a sale or disposition by Alamosa of all or substantially all of Alamosa's assets, other than a sale or disposition in which the board of directors of Alamosa who served before the sale or disposition continue to constitute a majority of the board of the entity or parent to which the assets were sold;

•	continuing directors, who are persons who were serving on the Alamosa board of directors when the Plan was adopted or who afterwards were elected to the board of directors by at least two-thirds (2/3) of the directors in office (excluding directors whose initial assumption of office is in connection with an actual or threatened election), cease to constitute at least 50% of the board of directors; or

•	a consolidation or merger with any other corporation.

The events described in the first and fourth bullet points above will not be deemed a change in control of Alamosa if after the event:

•	Alamosa's voting securities continue to represent 60% of the combined voting power of Alamosa's securities or the surviving entity or parent and directors who served on Alamosa's board prior to the transaction continue to constitute a majority of Alamosa's board or the surviving entity or if Alamosa or the surviving entity is a subsidiary of the ultimate parent.

The events described in the fourth bullet point above will not be deemed a change in control of Alamosa if:

•	The merger or consolidation is effected to implement a recapitalization of Alamosa or there is a similar transaction in which no person is or becomes the beneficial owner of 25% or more of the combined voting power of Alamosa's then outstanding securities (excluding securities acquired directly from Alamosa or its affiliates).

Federal Income Tax Treatment.

The following discussion is a brief summary of certain relevant U.S. federal income tax effects applicable to awards under the ESPP. This summary is not intended to be exhaustive or to constitute tax advice and, among other things, does not describe state, local or foreign income and other tax consequences. Reference should be made to the Code and the regulations and interpretations thereunder for a complete statement of all relevant U.S. federal income tax consequences. Accordingly, a participant should consult a tax adviser with respect to the tax aspects of transactions under the ESPP. For purposes of this discussion, the right to purchase shares under the ESPP is described as an option.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Assuming such qualification, a participant will not recognize any taxable income as a result of participating in the ESPP, exercising options granted pursuant to the ESPP or receiving shares purchased pursuant to such options. A participant may, however, be required to recognize taxable income as described below.

If a participant disposes of any share purchased pursuant to the ESPP after the later to occur of (i) two years from the grant date for the related option and (ii) one year after the exercise date for the related option (such disposition, a "Qualifying Transfer"), or if he or she dies (whenever occurring) while owning any share purchased under the ESPP, the participant generally will recognize compensation income, for the taxable year in which such disposition or death occurs, in an amount equal to the lesser of (i) the excess of the market value of the disposed share at the time of such disposition over its purchase price, and (ii) 15% of the market value of the disposed share on the grant date for the option to which such disposed share relates. In the case of a Qualifying Transfer, (a) the basis of the disposed share will be increased by an amount equal to the amount of compensation income so recognized, and (b) the participant will recognize a capital gain or loss, as the case may be, equal to the difference between the amount realized from the disposition of the shares and the basis for such shares.

If the participant disposes of any share other than by a Qualifying Transfer, the participant generally will recognize compensation income in an amount equal to the excess of the market value of the disposed share on the date of disposition over its purchase price. In such event, we will be entitled to a tax deduction equal to the amount of compensation income recognized by the participant. Otherwise, we will not be entitled to any tax deduction with respect to the grant or exercise of options under the ESPP or the subsequent sale by participants of shares purchased pursuant to the ESPP. A transfer by the estate of the participant of shares purchased by the participant under the employee stock purchase plan has the same federal income tax effects on us as a Qualifying Transfer.

Amended Employee Stock Purchase Plan Benefits.

Since the amount of benefits to be received by each participant in the ESPP is determined by his or her elections, the amount of future benefits to be allocated to any individual or group of individuals under the plan in any particular year is not determinable.

The number of shares of common stock purchased by our Named Executive Officers under the ESPP from the date of inception of the ESPP to February 28, 2005, the most recent purchase date under the ESPP, are as follows: Messrs. Sharbutt, Cowan, Richardson, Sabatino and Rinehart were granted options to purchase 144,140 shares, 145,241 shares, 15,419 shares, 21,295 shares, and 145,495 shares, respectively; all current executive officers as a group purchased an aggregate of 611,998 shares; all current directors who are not executive officers as a group purchased 0 shares (not eligible); and all employees (not including executive officers) as a group purchased an aggregate of 4,099,876 shares.

On April 11, 2005, the last reported sale price per share of Alamosa common stock on The Nasdaq National Market was $12.49.

Votes Required For Approval of the Amendment to the Employee Stock Purchase Plan.

Approval of the adoption of the amendment to the ESPP requires the affirmative vote of at least a majority of the outstanding shares of our common stock and Series B Convertible Preferred Stock, voting together as a single class, present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Should stockholder approval for the amendment not be obtained, then no purchases of our common stock will be made that, in the aggregate, exceed the amount then available for issuance under the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO ALAMOSA'S EMPLOYEE STOCK PURCHASE PLAN.

APPROVAL OF AMENDMENT TO OUR
AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN
(PROPOSAL 3)

Proposed Amendment.

We are seeking stockholder approval of the amendment to the Amended and Restated 1999 Long-Term Incentive Plan (the "Plan") to include specified performance goals upon which the vesting and payment of awards, such as restricted stock awards, may be made contingent. If we obtain stockholder approval of these performance goals, this will enable us to ensure that any award granted under the Plan will be able to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code generally limits the compensation paid to a public company's chief executive officer and the next four most highly compensated executive officers ("covered employees") to $1 million unless the compensation qualifies under the Code as performance-based compensation. One of the requirements of performance-based compensation, other than for stock options granted with an exercise price equal to or greater than the fair market value of the shares underlying the options on the date of grant, is that stockholders approve performance goals pursuant to which the compensation may be paid.

Awards under the Plan may be subject to the following performance goals: (a) earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; (b) earnings or book value per share (basic or diluted); (c) earnings from continuing operations; (d) economic value added; (e) net subscriber additions or gross additions per covered population; (f) annual revenue per user; (g) cash cost per user; (h) churn; (i) net additions; (j) number of subscribers; (k) revenue or net sales; (l) pre-tax income or after-tax income; (m) net income or net income excluding amortization or impairment of intangible assets, or goodwill; (n) return on assets (gross or net), return on investment, return on capital, return on sales, or return on equity; (o) cash flow, pre-financing cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital; (p) gross margin, operating margin or profit margin; (q) operating expenses; (r) stock price or total stockholder return; (s) cost targets, reductions and savings, productivity and efficiencies; (t) completion or implementation of critical processes; or (u) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, information technologies and goals relating to divestitures, joint ventures and similar transactions.

Where applicable, performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion, and may be applied to one or more of Alamosa or a subsidiary of Alamosa, or a division or strategic business unit of Alamosa, all as determined by the Compensation Committee. In addition, performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

Long-Term Incentive Plan Overview.

The purpose of the Plan is to attract and retain the services of key management, employees, outside directors and consultants by providing those persons with a proprietary interest in Alamosa. Approximately 234 of our current employees have been granted awards under the Plan. The Plan allows Alamosa to provide that proprietary interest through the grant of the following awards:

•	incentive stock options;

•	non-qualified stock options;

•	tandem and independent stock appreciation rights; and

•	restricted stock.

Description of the Plan.

The following summary of the material features of the Plan does not purport to be complete and is qualified in its entirety by reference to the specific language of the Plan. A copy of the Plan is included with this proxy statement as Appendix B and is available to any of our stockholders upon written request. Appendix B is the Amended and Restated 1999 Long-Term Incentive Plan that would be effective if the proposed amendment receives stockholder approval.

The Plan is administered by the Compensation Committee of Alamosa's board of directors, and the Compensation Committee is authorized, subject to the provisions of the Plan, to grant awards and establish rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations as it deems necessary or advisable. The Compensation Committee determines and designates those persons to whom awards are granted and determines: the award period; the date of grant; the vesting period; and other terms, provisions, limitations and performance requirements approved by the Compensation Committee, but not inconsistent with the Plan.

13,000,000 shares were initially reserved under the Plan; however, on December 31st of 2001, 2002, 2003 and 2004 an additional 800,000 shares were made available under the Plan pursuant to the evergreen feature of the Plan. As of March 31, 2005, a total of 9,173,859 shares were subject to outstanding awards under the Plan and 3,803,260 shares remained available for issuance. No participant may receive awards covering an aggregate of more than 2,000,000 shares of common stock per fiscal year. The Plan may be amended by the Alamosa board of directors, but only with stockholder approval where necessary to satisfy regulatory requirements. The Plan provides for an equitable adjustment to be made to outstanding awards in the event of certain corporate transactions.

Options.

Options granted under the Plan will either be incentive stock options, as defined under Section 422 of the Code, or non-qualified stock options. See "Federal Income Tax Treatment" below for a description of the differences between these kinds of options. Stock options granted under the Plan may not have an exercise price less than the fair market value of the underlying common stock on the date of grant or an exercise period that exceeds ten years from the date of grant. Incentive stock options are subject to other limitations which allow the option holder to qualify for favorable tax treatment.

An option will not be transferable except by will or by the laws of descent or distribution, except that the Compensation Committee may allow for transfers to family members, certain family trusts or partnerships, charitable organizations and certain split interest trusts and pooled income funds.

Stock Appreciation Rights.

A stock appreciation right, or "SAR," entitles the holder to receive, at the Compensation Committee's discretion, cash or common stock (or a combination of each) with a value equal to the appreciation in the common stock subject to the SAR, measured from the date the SAR was granted to the date the SAR is exercised. A SAR may not be granted with an exercise price of less than the fair market value of the underlying common stock on the date of grant and like an option, is limited to an exercise period of ten years. A SAR may be granted in tandem with an option, meaning that the right of the tandem award recipient to exercise one of the awards will be cancelled if, and to the extent, the other award is exercised.

Restricted Stock.

Each restricted stock award will specify the number of shares of restricted stock to be awarded, the price, if any, to be paid by the award recipient and the time during which the stock will be subject to forfeiture, or the conditions upon the satisfaction of which, the restricted stock will vest. The grant and/or the vesting of the restricted stock may be conditioned upon the completion of a specified period of service, upon the attainment of performance goals or upon such other criteria as the Compensation Committee may determine. The Compensation Committee may provide that the restricted stock recipient will have the right to vote the restricted stock and receive dividends on the restricted stock.

Change In Control.

The Plan provides for all awards to become fully vested and, if applicable, exercisable, upon a change in control. A change in control of Alamosa will be deemed to occur for purposes of the Plan upon any of the following events:

•	any "person" (as defined under Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined under Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of Alamosa (excluding securities acquired directly from Alamosa or its affiliates) representing 25% or more of the combined voting power of Alamosa's then outstanding securities;

•	the approval by Alamosa's stockholders of a plan to dissolve or liquidate or a sale or disposition by Alamosa of all or substantially all of Alamosa's assets, other than a sale or disposition in which the board of directors of Alamosa who served before the sale or disposition continue to constitute a majority of the board of the entity or parent to which the assets were sold;

•	continuing directors, who are persons who were serving on the Alamosa board of directors when the Plan was adopted or who afterwards were elected to the board of directors by at least two-thirds (2/3) of the directors in office (excluding directors whose initial assumption of office is in connection with an actual or threatened election), cease to constitute at least 50% of the board of directors; or

•	a consolidation or merger with any other corporation.

The events described in the first and fourth bullet points above will not be deemed a change in control of Alamosa if after the event:

•	Alamosa's voting securities continue to represent 60% of the combined voting power of Alamosa's securities or the surviving entity or parent and directors who served on Alamosa's board prior to the transaction continue to constitute a majority of Alamosa's board or the surviving entity or if Alamosa or the surviving entity is a subsidiary of the ultimate parent.

The events described in the fourth bullet point above will not be deemed a change in control of Alamosa if:

•	The merger or consolidation is effected to implement a recapitalization of Alamosa or there is a similar transaction in which no person is or becomes the beneficial owner of 25% or more of the combined voting power of Alamosa's then outstanding securities (excluding securities acquired directly from Alamosa or its affiliates).

Federal Income Tax Treatment.

The following discussion of certain relevant income tax effects applicable to options, SARs and restricted stock granted under the Plan is a brief summary only, and reference is made to the Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

A recipient generally will not be taxed upon the grant of the option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. At the time the option is exercised, Alamosa will generally be entitled to a tax deduction equal in amount to the ordinary income recognized by the optionee.

An optionee will not be in receipt of taxable income upon the grant or timely exercise of an incentive stock option. Exercise of an incentive stock option will be timely if made during its term and if the optionee remains an employee of Alamosa or a subsidiary of Alamosa at all times during the period beginning on the date of grant of the option and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). The tax consequences of an untimely exercise of an incentive stock option will be determined in accordance with the rules applicable to non-statutory stock options. Alamosa is not entitled to any tax deduction in connection with the grant or exercise of an incentive stock option. However, if the optionee disposes of stock within the holding periods described above, Alamosa may be entitled to a tax deduction for the amount of ordinary income, if any, realized by the optionee.

The recipient of a SAR will not be taxed upon the grant of the SAR. Rather, at the time of exercise of the SAR, the SAR recipient will recognize ordinary income for federal income tax purposes in an amount equal to the value of the consideration received (i.e., the increase in the appreciation of the underlying common stock). At the time the SAR is exercised, Alamosa will be entitled to a tax deduction equal to the amount of ordinary income recognized by the SAR recipient.

The recipient of an award of restricted stock generally will not be taxed upon the grant of the award, but rather will recognize ordinary income in an amount equal to the difference between the fair market value of the number of shares of common stock subject to the award and the amount, if any, paid for the shares at the time the shares are no longer subject to a substantial risk of forfeiture. Alamosa will be entitled to a deduction at the time when, and in the amount that, the recipient recognizes ordinary income. However, if the recipient makes a timely election under Section 83(b) of the Code, the recipient can elect to include as ordinary income in the year of receipt of the restricted stock an amount equal to the difference between the fair market value of the number of shares of common stock subject to the award and the amount, if any, paid for the shares. If the Section 83(b) election is made, no income will be recognized by the recipient when the shares vest.

Amended Long-Term Incentive Plan Benefits.

Since awards under the Plan are made in the discretion of the Compensation Committee, future awards under the Plan are not reasonably determinable; however, pursuant to the terms of their employment agreements our Named Executive Officers are entitled to certain awards under the Plan (as described on p. 17 of this proxy statement). Similarly, non-employee directors are also entitled to receive awards under the Plan, pursuant to our director compensation policy (as described on p. 7 of this proxy statement).

The number of shares of common stock subject to options granted to our Named Executive Officers under the Plan since inception of the Plan are as follows: Messrs. Sharbutt, Cowan, Richardson, Sabatino and Rinehart were granted options to purchase 3,202,500 shares, 2,379,995 shares, 615,000 shares, 586,000 shares, and 545,000 shares, respectively; all current executive officers as a group purchased an aggregate of 7,777,745 shares; all current directors who are not executive officers as a group were granted options to purchase an aggregate of 757,462 shares; and all employees (not including executive officers) as a group were granted options to purchase an aggregate of 6,005,549 shares.

Since the inception of the Plan, no option has been granted to (i) any associate of any current director who is not an executive officer, (ii) any associate of any executive officer or (iii) any associate of any nominee for election as a director, and no person other than those individuals set forth above was granted five percent or more of the total amount of options granted under the Plan since its inception.

On April 11, 2005, the last reported sale price per share of Alamosa common stock on The Nasdaq National Market was $12.49.

Votes Required For Approval of the Amendment to the Long-Term Incentive Plan.

Approval of the adoption of the amendment to the Plan requires the affirmative vote of at least a majority of the outstanding shares of our common stock and Series B Convertible Preferred Stock, voting together as a single class, present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Should stockholder approval for the amendment not be obtained, then no purchases of our common stock will be made that, in the aggregate, exceed the amount then available for issuance under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO ALAMOSA'S AMENDED AND RESTATED 1999 LONG-TERM INCENTIVE PLAN.

RATIFICATION OF AUDITORS
(PROPOSAL 4)

At the recommendation of the Audit Committee, our board of directors has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the 2005 fiscal year. Although stockholder ratification of our board of directors' action in this respect is not required, the board of directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders do not ratify the selection, may reconsider its selection. Ratification of the appointment of independent accountants of Alamosa requires the affirmative vote of at least a majority of the outstanding shares of our common stock and Series B Convertible Preferred Stock, voting together as a single class, present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. With respect to the ratification of the appointment of the independent accountants of Alamosa, abstentions from voting will have the same effect as voting against the proposal and "broker non-votes," if any, will be disregarded and have no effect on the outcome of the vote.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

We have been informed by PricewaterhouseCoopers LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or any of our affiliates.

Principal Accounting Fees and Services (dollars in thousands).

Fees billed to Alamosa by PricewaterhouseCoopers LLP ("PWC") for the years ended December 31, 2004 and 2003 were as follows:

Audit Fees.    The aggregate fees billed for the audit of the Company's consolidated financial statements for the years ended December 31, 2004 and 2003 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and for other attest services primarily related to comfort letters and consents related to SEC and other registration statements were $2,204 and $1,074, respectively.

Audit-Related Fees.    The aggregate fees billed for audit-related services for the years ended December 31, 2004 and 2003 were $111 and $191, respectively. These fees primarily relate to audits of employee benefit plans and accounting consultation for regulatory compliance.

Tax Fees.    The aggregate fees billed for tax services for the years ended December 31, 2004 and 2003 were $221 and $278, respectively. These fees relate to tax compliance, tax advice and tax planning.

All Other Fees.    The aggregate fees for services not included above for the years ended December 31, 2004 and 2003 were $2 and $80, respectively. The fees in both years relate to services to improve business and operational processes.

The Audit Committee considered the non-audit services provided by PWC and determined that the provision of such services was compatible with maintaining PWC's independence. The Audit Committee also adopted a policy prohibiting the Company from hiring PWC personnel at the manager or partner level who have been directly involved in performing auditing procedures or providing accounting advice to the Company for a period of one year after termination.

The Company's Audit Committee is responsible for appointing the Company's independent auditor and approving the terms of the independent auditor's services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below.

The services performed by the independent auditor are pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax and other services that the independent auditor may perform. The policy requires that prior to the beginning of each year, a description of the services anticipated to be performed by the independent auditor be presented to the Audit Committee for approval.

Services provided by the independent auditor during the ensuing fiscal year were pre-approved in accordance with the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax and other services not contemplated in the description of the services at the beginning of the year must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the original description of the services anticipated to be performed and the forecast of remaining services and fees for the year. The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS ALAMOSA'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2006

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by Alamosa. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2006 annual meeting of stockholders if they are received by Alamosa on or before December 26, 2005. Stockholder proposals must be directed to the Corporate Secretary, Alamosa Holdings, Inc., at 5225 S. Loop 289, Lubbock, Texas 79424. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by Alamosa not later than the last date for submission of stockholder proposals under our bylaws. In order for a proposal to be "timely" under our bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of Alamosa's bylaws, not later than March 11, 2006 and not earlier than February 9, 2006; provided, however, in the event that the 2006 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after June 2, 2006, a proposal by a stockholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to the 2006 annual meeting of stockholders and (ii) the tenth day following the date on which public announcement of the date of the 2006 annual meeting of stockholders is first made.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. Alamosa hereby undertakes to provide to any recipient of this proxy statement, upon his or her request and payment of a fee of $0.25 per page to reimburse Alamosa for its expenses in connection therewith, a copy of any of the exhibits to our Annual Report on Form 10-K. Requests for such copies should be directed in writing to Jon D. Drake, Senior Director of Investor Relations, Alamosa Holdings, Inc., at 5225 S. Loop 289, Lubbock, Texas 79424.

OTHER MATTERS

Our board of directors knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the persons named as proxies to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Kendall W. Cowan Chief Financial Officer and Secretary

April 14, 2005
Lubbock, Texas

APPENDIX A:
THIRD AMENDED AND RESTATED
ALAMOSA HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose.    The Alamosa Holdings, Inc. Employee Stock Purchase Plan was established for the benefit of employees of Alamosa Holdings, Inc., a Delaware corporation (the "Company"), and its Designated Subsidiaries. The Alamosa Holdings, Inc. Employee Stock Purchase Plan was amended and restated effective June 2, 2004 and again effective as of September 1, 2004 (the "Plan"). The Plan is intended to provide the employees of an Employer with an opportunity to purchase common shares, par value $0.01, of the Company (the "Shares"). It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

2.    Definitions.

i.    "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934.

ii.    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

iii.    "Board" shall mean the Board of Directors of the Company.

iv.    "Change in Capitalization" shall mean any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, share dividend, share split or reverse share split, combination or exchange of shares, repurchase of Shares, change in corporate structure or otherwise.

v.    "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation (1) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) after which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company 's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

vi.    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

vii.    "Committee" shall mean the Compensation Committee or any other committee of members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein.

viii.    "Company" shall mean Alamosa Holdings, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

ix.    "Compensation" shall mean any earnings reportable as W-2 wages for Federal income tax withholding purposes and any elective contributions made by the Participant's Employer on the Participant's behalf to the Alamosa PCS Contributions Savings Plan (or any successor plan thereto). Effective for each Offering Period commencing on and after September 1, 2004 ("Post September 04 Offering Periods"), Compensation shall have the meaning ascribed to such term in the Alamosa PCS Contributions Savings Plan (or any successor plan thereto).

x.    "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employee's Employer, if such leave is for a continuous period of not more than one year or re-employment upon the expiration of such leave is guaranteed by contract or statute.

xi.    "Designated Subsidiaries" shall mean the subsidiaries of the Company which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations which become subsidiaries of the Company after the adoption of the Plan.

xii.    "Employee" shall mean any person, including an officer, who as of an Offering Date has been regularly employed on a full-time basis by the Company, a wholly owned Subsidiary of the Company or a Designated Subsidiary of the Company for at least six months; provided, however, that an Employee shall not include any individual whose customary period of employment is for five months or less in any calendar year.

xiii.    "Employer" shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company, a wholly owned Subsidiary of the Company or a Designated Subsidiary of the Company.

xiv.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

xv.    "Exercise Date" shall mean the last business day of each Purchase Period, except as the Committee may otherwise provide.

xvi.    "Fair Market Value" per Share as of a particular date shall mean (i) the closing sales price per Share on such date, as reported by the Composite Transactions reporting system or if not so reported, as reported by the New York Stock Exchange or (ii) in the event the Shares are not traded on such date, the closing price per Share, as so reported in the immediately preceding date on which trading occurred, or if not so reported, as reported by any national securities exchange on which the Shares are listed.

xvii.    "Offering Date" shall mean the first Trading Day of each Offering Period of the Plan. The Offering Date of an Offering Period is the grant date for the options offered in such Offering Period.

xviii.    "Offering Period" shall mean a period as described in Section 4 hereof.

xix.    "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an option, each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

xx.    "Participant" shall mean an Employee who participates in the Plan.

xxi.    "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

xxii.    "Plan" shall mean the Alamosa Holdings, Inc. Employee Stock Purchase Plan, as amended from time to time.

xxiii.    "Plan Year" shall mean the calendar year.

xxiv.    "Post September 04 Offering Periods" shall have the meaning set forth in Section 2 ix. hereof.

xxv.    "Purchase Period" shall mean each approximately six-month period, within an Offering Period, commencing on the Trading Day next following the last previous Exercise Date in such Offering Period and ending with the next Exercise Date in such Offering Period, except that the first Purchase Period of any Offering Period shall commence on the first Trading Day of such Offering Period and end with the next Exercise Date. The first Purchase Period of the first Offering Period under the Plan shall commence on April 2, 2001 and shall end on August 31, 2001. Effective for Offering Periods commencing on or after September 1, 2004, Purchase Periods shall mean the approximately six-month period within the Offering Period that commences on the Trading Day next following the last previous Exercise Date.

xxvi.    "Shares" shall mean shares of the common stock, par value $.01 per share, of the Company.

xxvii.    "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

xxviii.    "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ system are open for trading.

xxix.    "Year of Service" shall mean each successive period of twelve consecutive months (from an Employee's original employment date) during which the Employee's hours of employment are 1,000 hours or more.

3.    Eligibility.

a.    Subject to the requirements of Section 3.b. hereof, any person who is an Employee as of an Offering Date shall be eligible to participate in the Plan and be granted an option for the Offering Period commencing on such Offering Date.

b.    Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, (i) such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary or Parent of the Company, or (ii) such Employee's right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time. Any amounts received from an Employee which cannot be used to purchase Shares as a result of this limitation will be returned as soon as possible to the Employee without interest.

4.    Offering Periods.    The Plan shall be implemented by a series of consecutive, overlapping Offering Periods. The first such Offering Period shall commence on the first Trading Day on or following April 1, 2001 and end on the last Trading Day on or before February 28, 2003. Unless otherwise determined by the Committee, each subsequent Offering Period shall have a duration of two years, commencing on the first Trading Day on or after March 1 and September 1 of each year. The Plan shall continue until terminated in accordance with Section 19 hereof. Subject to Section 19 hereof, the Committee shall have the power to change the duration and/or the frequency of Offering Periods and/or Purchase Periods with respect to future offerings and shall use its best efforts to notify Employees of any such change at least 15 days prior to the scheduled beginning of the first Offering Period to be affected. In no event shall any option granted hereunder be exercisable more than 27 months from its date of grant. Effective for Post September 04 Offering Periods, the Plan shall be implemented by consecutive six month Offering Periods commencing on the first Trading Day on or after September 1 and March 1 of each year.

With respect to Offering Periods that are not Post September 04 Offering Periods, to the extent permitted by any applicable laws, regulations, or stock exchange or national or international quotation system rules, if the Fair Market Value of the Shares on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Shares on the Offering Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

5.    Grant of Option; Participation; Price.

a.    On each Offering Date the Company shall commence an offering by granting each eligible Employee an option to purchase Shares, subject to the limitations set forth in Sections 3.b., 7, and 11 hereof. Each option so granted shall be exercisable for the number of Shares described in Section 8 hereof and shall be exercisable only on the Exercise Date.

b.    Each eligible Employee may elect to become a Participant in the Plan with respect to an Offering Period by filing a subscription agreement with his or her Employer authorizing payroll deductions in accordance with Section 6 hereof and filing it with the Company or the Employer in accordance with the form's instructions at least ten business days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Committee for all Employees with respect to a given offering. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant by giving written notice to his or her Employer prior to the next occurring Exercise Date. Additionally, a Participant may participate to a greater extent by authorizing reinvestment of dividends on the Shares held in his or her account (by giving written notice to the Company).

c.    The option price per Share subject to an offering shall be 85% of the Fair Market Value of a Share on (i) the Offering Date or (ii) the Exercise Date, whichever is lower.

6.    Payroll Deductions.

a.    Subject to Section 5.b. hereof, a Participant may, in accordance with rules and procedures adopted by the Committee, authorize a payroll deduction of any whole percentage from one percent to ten percent of such Participant's Compensation each pay period (the permissible range within such percentages to be determined by the Committee from time to time). A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) at any time but not more frequently than once each Purchase Period, by filing a new authorization form with his or her Employer. All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan.

b.    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.b. hereof, a Participant's payroll deductions may be decreased to 0% at any time during a Purchase Period. Payroll deductions shall automatically recommence at the rate provided in such Participant's subscription agreement (prior to the reduction) at the start of the first Purchase Period commencing in the following calendar year.

c.    A Participant may withdraw from the Plan as provided in Section 9, which will terminate his or her payroll deductions for the Purchase Period in which such withdrawal occurs. A Participant may increase or decrease the rate (0-10%) of his or her payroll deductions during an Offering Period by completing and filing with the Employer a new subscription agreement authorizing a change in the payroll deduction rate. The Committee may, in its discretion, prevent or limit the number of rate changes by a Participant during an Offering Period. A change in rate shall be effective as of the next payroll period following the date of filing of the new subscription agreement. If a Participant's payroll deduction rate at the end of the Offering Period is 0%, such Participant shall be required to increase the payroll deduction rate to participate in any subsequent Offering Period.

7.    Exercise of Option.

a.    Unless a Participant withdraws from the Plan as provided in Section 9 hereof, or unless the Committee otherwise provides, such Participant's election to purchase Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares (excluding any fractional Share) subject to such option will be purchased for such Participant at the applicable option price with (i) the accumulated payroll deductions and (ii) cash dividends paid on Shares which have been credited to the Participant's account under the Plan pursuant to Section 10 hereof. Notwithstanding the foregoing, for Post September 04 Offering Periods, the maximum number of shares that a Participant may exercise an option for shall be 1,500 Shares.

b.    Any cash balance remaining in a Participant's account after an Exercise Date will be carried forward to the Participant's account for the purchase of Shares on the next Exercise Date if the Participant has elected to continue to participate in the Plan. Otherwise the Participant will receive a cash payment equal to the cash balance of his or her account.

c.    The Shares purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan as of the Exercise Date and shall be deemed to be transferred to the Participant on such date (except that no Shares purchased during the first Offering Period hereunder shall be credited to the Participant's account until payment of the aggregate option price has been completed within the Offering Period). Except as otherwise provided herein, the Participant shall have all rights of a shareholder with respect to such Shares upon their being credited to the Participant's account.

8.    Delivery of Shares.

a.    As promptly as practicable after receipt by the Company of a written request for withdrawal of Shares from any Participant, the Company shall arrange the delivery to such Participant of a share certificate representing the Shares in the Participant's account which the Participant requests to withdraw. Subject to Section 8.b. hereof, withdrawals may be made no more frequently than once each Offering Period. Shares received upon share dividends or share splits shall be treated as having been purchased on the Exercise Date of the Shares to which they relate.

b.    Notwithstanding anything in Section 8.a. hereof to the contrary, Shares may be withdrawn by a Participant more than once during an Offering Period under the following circumstances: (i) within 60 days following a Change in Control of the Company or (ii) upon the approval of the Committee, in its sole discretion.

9.    Withdrawal; Termination of Employment.

a.    A Participant may withdraw at any time all, but not less than all, cash amounts in his or her account under the Plan that have not been used to purchase Shares (including, without limitation, the payroll deductions and cash dividends credited to such Participant's account) by giving written notice to the Company prior to the next occurring Exercise Date. All such payroll deductions and cash dividends credited to such Participant's account shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of Shares will be made for such Participant during such Offering Period, and any additional cash dividends during the Offering Period shall be distributed to the Participant.

b.    Upon termination of a Participant's Continuous Status as an Employee during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions and cash dividends credited to such Participant's account that have not been used to purchase Shares (and, as to the first Offering Period, any such amounts credited to the account for partial payment for Shares as to which payment has not been completed) shall be returned (and any future cash dividends shall be distributed) to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 13 hereof, and such Participant's option will be automatically terminated.

c.    A Participant's withdrawal from an Offering Period will not have any effect upon such Participant's eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

10.    Dividends and Interest.

a.    Cash dividends paid on Shares held in a Participant's account shall be credited to such Participant's account and used in addition to payroll deductions to purchase Shares on the Exercise Date. Dividends paid in Shares or share splits of the Shares shall be credited to the accounts of Participants. Dividends paid in property other than cash or Shares shall be distributed to Participants as soon as practicable.

b.    No interest shall accrue on or be payable with respect to any cash amount credited to a Participant under the Plan.

11.    Shares.

a.    Subject to adjustment as provided in Section 17 hereof, the maximum number of Shares which shall be reserved for sale under the Plan shall be 3,900,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2006 equal to the lesser of (i) 400,000 Shares or (ii) such lesser amount determined by the Committee (for years prior to 2006, the amount was 200,000 Shares). Such Shares shall be either authorized and unissued Shares or Shares which have been reacquired by the Company. If the total number of Shares which would otherwise be subject to options granted pursuant to Section 5.a. hereof on an Offering Date exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the Shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option Shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

b.    Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

12.    Administration.    The Plan shall be administered by the Committee, and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. Except as otherwise provided by the Committee, each Employer shall be charged with all expenses incurred in the administration of the Plan with respect to such Employer's Employees. No member of the

Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

13.    Designation of Beneficiary.

a.    A Participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive any Shares and cash remaining in such Participant's account under the Plan in the event of the Participant's death.

b.    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.    Transferability.    Neither payroll deductions, dividends or dividend reinvestments credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution or as provided in Section 13 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9 hereof.

15.    Use of Funds.    All payroll deductions, dividends and reinvested dividends received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds.

16.    Reports.    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants as soon as practicable following each Offering Period, which statements will set forth the amounts of payroll deductions, dividends and dividend reinvestments, the per Share purchase price, the number of Shares purchased, the aggregate Shares in the Participant's account and the remaining cash balance, if any.

17.    Effect of Certain Changes.    In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per Share covered by each option under the Plan which has not yet been exercised. In the event of a Change in Control of the Company, Offering Periods shall terminate unless otherwise provided by the Committee.

18.    Term of Plan.    Subject to the Board's right to discontinue the Plan (and thereby end its Term) pursuant to Section 19 hereof, the Term of the Plan (and its last Offering Period) shall end on the tenth anniversary of the commencement of the first Offering Period. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants' accounts under the Plan shall be delivered to the respective Participant (or the Participant's legal representative) as soon as practicable.

19.    Amendment to and Discontinuance of Plan.    The Board may at any time amend, suspend or discontinue the Plan. Except as provided in Section 17 hereof, no such suspension or discontinuance may adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant which accrued prior to the date of effectiveness of such amendment without the consent of such Participant. No amendment shall be effective unless it receives the requisite approval of the shareholders of the Company if such shareholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act or Section 423 of the Code or to comply with any other applicable law, regulation or stock exchange or national or international quotation system rule.

20.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    Regulations and Other Approvals; Governing Law.

a.    This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

b.    The obligation of the Company to sell or deliver Shares with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

c.    To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

22.    Withholding of Taxes.    If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

23.    Effective Date.    The Plan shall be effective as of April 1, 2001, subject to the approval of the Plan by the shareholders of the Company within 12 months before or after the date the Plan is adopted.

APPENDIX B:
THE AMENDED AND RESTATED
1999 LONG TERM INCENTIVE PLAN

The Alamosa Holdings, Inc. 1999 Long-Term Incentive Plan was adopted by the Board of Directors of Alamosa PCS Holdings, Inc., a Delaware corporation, effective as of November 12, 1999, and was approved by the Alamosa PCS Holding's stockholders on February 1, 2000. On February 14, 2001, the Plan and all obligations thereunder were assumed by Alamosa Holdings, Inc. The Plan has been further amended from time to time and this document incorporates all amendments hereto as of April 4, 2005.

ARTICLE 1
PURPOSE

The purpose of the Plan is to attract and retain the services of key management employees, Outside Directors and consultants of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, or restricted stock, whether granted singly, or in combination, or in tandem, that will

(a) increase the interest of such persons in the Company's welfare;

(b) furnish an incentive to such persons to continue their services for the Company; and

(c) provide a means through which the Company may attract able persons as employees, Outside Directors and consultants.

With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2
DEFINITIONS

For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934.

2.2 "Award" means the grant of any Incentive Stock Option, Non-qualified Stock Option, Restricted Stock or SAR whether granted singly, in combination or in tandem (each individually referred to herein as an "Incentive").

2.3 "Award Agreement" means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.

2.4 "Award Period" means the period during which one or more Incentives granted under an Award may be exercised.

2.5 "Beneficial Owner" shall have the meaning set forth in Rule 13d 3 under the Securities Exchange Act of 1934, as amended.

2.6 "Board" means the board of directors of the Company.

2.7 "Change of Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation (1) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) after which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company 's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

2.8 "Code" means the Internal Revenue Code of 1986, as amended.

2.9 "Committee" means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.10 "Common Stock" means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue.

2.11 "Company" means Alamosa Holdings, Inc., a Delaware corporation, and any successor entity.

2.12 "Date of Grant" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

2.13 "Employee" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

2.14 "Fair Market Value" means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock.

2.15 "Independent Third Party" means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.

2.16 "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.17 "Non-qualified Stock Option" or "NQSO" means a non-qualified stock option, granted pursuant to this Plan.

2.18 "Option Price" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.19 "Outside Director" means a director of the Company who is not an Employee.

2.20 "Participant" shall mean an Employee or Outside Director of, or a consultant to, the Company or a Subsidiary to whom an Award is granted under this Plan.

2.21 "Performance Goals" means any one or combination of the following:

(i) Earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items;

(ii) Earnings or book value per share (basic or diluted);

(iii) Earnings from continuing operations;

(iv) Economic Value Added;

(v) Net subscriber additions or gross additions per covered population;

(vi) Annual revenue per user;

(vii) Cash cost per user;

(viii) Churn;

(ix) Net adds;

(x) Number of subscribers;

(xi) Revenue or net sales;

(xii) Pre-tax income or after-tax income;

(xiii) Net income or net income excluding amortization or impairment of intangible assets, or goodwill;

(xiv) Return on assets (gross or net), return on investment, return on capital, return on sales, or return on equity;

(xv) Cash flow, pre-financing cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

(xvi) Gross margin, operating margin or profit margin;

(xvii) Operating expenses;

(xviii) Stock price or total stockholder return;

(xix) Cost targets, reductions and savings, productivity and efficiencies;

(xx) Completion or implementation of critical processes; or

(xxi) Strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, information technologies and goals relating to divestitures, joint ventures and similar transactions.

Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion, and may be applied to one or more of the Company or a Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

2.22 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.23 "Plan" means this Alamosa PCS Holdings, Inc. 1999 Long-Term Incentive Plan, as amended and restated from time to time.

2.24 "Reporting Participant" means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

2.25 "Restricted Stock" means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.

2.26 "Retirement" means any Termination of Service solely due to retirement upon attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.

2.27 "SAR" or "stock appreciation right" means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

2.28 "SAR Price" means the exercise price of each share of Common Stock covered by a SAR, determined on the Date of Grant of the SAR.

2.29 "Stock Option" means a Non-qualified Stock Option or an Incentive Stock Option.

2.30 "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.31 "Termination of Service" occurs when: a Participant who is an Employee of the Company or any Subsidiary shall cease to serve as an Employee of the Company and its Subsidiaries, for any reason; or, a Participant who is an Outside Director of the Company shall cease to serve as a director of the Company for any reason.

2.32 "Total and Permanent Disability" means a Participant is qualified for long-term disability benefits under the Company's disability plan or insurance policy; or, if no such plan or policy is then in existence, that the Participant, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

ARTICLE 3
ADMINISTRATION

The Plan shall be administered by a committee appointed by the Board (the "Committee"). The Committee shall consist of not fewer than three persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

Membership on the Committee shall be limited to those members of the Board who are "outside directors" under Section 162(m) of the Code. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive).

The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "applicable law"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY

Any Employee (including an Employee who is also a director or an officer), Outside Director, or consultant of the Company whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Outside Director, or consultant of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, Outside Directors, or consultants, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5
SHARES SUBJECT TO PLAN

Subject to adjustment as provided in Articles 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is thirteen million (13,000,000) shares as increased on each December 31 from and including December 31, 2001 by a number of shares equal to 800,000 shares or such lesser amount determined by the Committee. Shares of Common Stock previously subject to Awards which are forfeited, terminated, settled in cash in lieu of Common Stock, or exchanged for Awards that do not involve Common Stock, or expired unexercised and any shares of Common Stock surrendered to the Company in payment of the exercise price of Stock Options issued under the Plan shall again be available for awards under the Plan.

Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

ARTICLE 6
GRANT OF AWARDS

6.1 In General.    The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Award or Awards being granted, the total number of shares of Common Stock subject to the Award(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations and performance criteria (which may or may not include Performance Goals) as are approved by the Committee in its sole discretion, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.

To the extent that the Committee determines that one or more Performance Goals shall apply to the vesting, exercisability and/or payment of an Award issued to a Participant who is an executive officer of the Company, such vesting, exercisability and/or payment shall be subject to the Committee's certification of the extent to which the applicable Performance Goal(s) have been achieved.

6.2 Maximum ISO Grants.    The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Non-qualified Stock Option.

6.3 Maximum Individual Grants.    No Participant may receive during any fiscal year of the Company Awards covering an aggregate of more than two million (2,000,000) shares of Common Stock.

6.4 Restricted Stock.    If Restricted Stock is granted to a Participant under an Award, the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals relating to the performance of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or any other criteria that the Committee determines must be met in order to remove any restrictions (including but not limited to vesting restrictions) on such Award, and (v) all other terms, limitations, restrictions, and conditions of the Restricted Stock, which shall be consistent with this Plan. The provisions of Restricted Stock need not be the same with respect to each Participant.

(a) Legend on Shares.    Each Participant who is awarded Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially as provided in Section 17.9 of the Plan.

The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that the Participant deliver to the Committee a stock power or stock powers, endorsed in blank, relating to the shares of Restricted Stock.

(b) Restrictions and Conditions.    Shares of Restricted Stock shall be subject to the following restrictions and conditions:

(i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

(ii) Except as provided in sub-paragraph (i) above, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that (x) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (y) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant and, subject to Article 14 of the Plan, unless otherwise determined by the Committee, shall expire upon satisfaction of the conditions (which may include the satisfaction of Performance Goals) set forth in the Award Agreement.

(iv) Subject to the provisions of the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Company shall, as soon as practicable after the event causing forfeiture (but in any event within five (5) business days), pay to the Participant, in cash, an amount equal to the total consideration paid by the Participant for such forfeited shares. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

6.5 SAR.    A SAR shall entitle the Participant at his election to surrender to the Company the SAR, or portion thereof, as the Participant shall choose, and to receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share over the SAR Price per share specified in such SAR, multiplied by the total number of shares of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

6.6 Tandem Awards.    The Committee may grant two or more Incentives in one Award in the form of a "tandem award," so that the right of the Participant to exercise one Incentive shall be canceled if, and to the extent, the other Incentive is exercised. For example, if a Stock Option and a SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

ARTICLE 7
OPTION PRICE; SAR PRICE

The Option Price for any share of Common Stock which may be purchased under a Non-qualified Stock Option and the SAR Price for any share of Common Stock subject to a SAR may not be less than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

ARTICLE 8
AWARD PERIOD; VESTING

8.1 Award Period.    Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this Article 8 and Article 9. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

8.2 Vesting.    The Committee, in its sole discretion, may determine that an Award will be immediately vested and/or exercisable, in whole or in part, or that the vesting, exercisability and/or payment of all or any portion of an Award may be subject to the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon the vesting, exercise or payment of an Award, the Committee may in its sole discretion accelerate the date on which all or any portion of the Award may vest or become exercisable or payable.

ARTICLE 9
TERMINATION OF SERVICE

In the event of Termination of Service of a Participant, an Incentive may only be exercised as determined by the Committee and provided in the Award Agreement.

ARTICLE 10
EXERCISE OF INCENTIVE

10.1 In General.    A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth in the Award Agreement and in Article 9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

(a) Stock Options.    Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so submitted.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of the certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

If the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Common Stock may be terminated by the Company.

(b) SARs.    Subject to the conditions of this Section 10.1(b) and such administrative regulations as the Committee may from time to time adopt, a SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall receive from the Company in exchange therefor cash in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) per share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

10.2 Disqualifying Disposition of ISO.    If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

ARTICLE 11
AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 11, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

ARTICLE 12
TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on November 11, 2009, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 13
CAPITAL ADJUSTMENTS

If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

(i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

(ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

(iii) Appropriate adjustments shall be made in the number of SARs and the SAR Price thereof then subject to exercise pursuant to each such SAR previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price.

(iv) Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to (i) the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan, (ii) the number of or SAR Price or SARs then subject to outstanding SARs granted under the Plan, or (iii) the number of outstanding shares of Restricted Stock.

(v) If the Committee determines that an adjustment is necessary or desirable to carry out the purposes of the Plan, the Committee may make adjustments to the Performance Goals applicable to any Award.

Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 14
RECAPITALIZATION, MERGER AND CONSOLIDATION; CHANGE IN CONTROL

(a) The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

(c) In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, all such Incentives may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Incentives.

(d) In the event of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all unmatured installments of Incentives outstanding shall thereupon automatically be accelerated and exercisable in full and all Restriction Periods applicable to Awards of Restricted Stock shall automatically expire. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE 15
LIQUIDATION OR DISSOLUTION

In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices or SAR Prices then in effect with respect to each Stock Option or SAR shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 16
INCENTIVES IN SUBSTITUTION FOR INCENTIVES GRANTED BY OTHER ENTITIES

Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees or directors of a corporation, partnership, or limited liability company who become or are about to become management Employees or Outside Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

ARTICLE 17
MISCELLANEOUS PROVISIONS

17.1 Investment Intent.    The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

17.2 No Right to Continued Employment.    Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

17.3 Indemnification of Board and Committee.    No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

17.4 Effect of the Plan.    Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

17.5 Compliance with Other Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

17.6 The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, through the delivery of shares of Common Stock owned by the Participant (but not acquired from the Company within six (6) months prior to such payment, unless otherwise determined by the Committee), by the Participant electing to have the Company withhold a number of shares from the Award (such shares shall have an aggregate Fair Market Value equal to or less than the minimum statutorily required withholding), or any combination thereof. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option or SAR pursuant to Section 17.7, the Participant who assigns the Non-qualified Stock Option or SAR shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option or SAR by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder.

17.7 Assignability.    Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 17.7 that is not required for compliance with Section 422 of the Code.

The Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Non-qualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Non-qualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution. In addition, the Committee may, in its discretion, authorize all or a portion of a Non-qualified Stock Option or SAR to be granted to an Outside Director to be on terms which permit transfer by such Outside Director of a portion or all of such an Award to his or her employer, provided that (x) the Award Agreement pursuant to which such Nonqualified Stock Option or SAR is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (y) unless specifically authorized in the Award Agreement, subsequent transfers of transferred Non-qualified Stock Options or SARs shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Non-qualified Stock Option and SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 10, 11, 13, 15 and 17 hereof the term "Participant" shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options and SARs shall be exercisable by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option or SAR of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option or SAR that has been transferred by a Participant under this Section 17.7.

17.8 Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

17.9 Legend.    Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

"Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

On the reverse:

"The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Alamosa Holdings, Inc. 1999 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Lubbock, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan."

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

"Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

A copy of this Plan shall be kept on file in the principal office of the Company in Lubbock, Texas.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE

1.	Election of Officers. Nominees:

01 Kendall W. Cowan
02 Schuyler B. Marshall
03 Thomas F. Riley
04 Jane E. Shivers

FOR all nominees listed (except as indicated)*	WITHHOLD AUTHORITY for all nominees listed

*	INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THAT INDIVIDUAL'S NAME.

2.	Approval of amendment to our Third Amended and Restated Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN

3.	Approval of amendment to our Amended and Restated 1999 Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN

4.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year.

FOR	AGAINST	ABSTAIN

5.	The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the Annual Meeting.

The undersigned hereby acknowledges receipt of the Company's Annual Report for the fiscal year ended December 31, 2004 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature   ______________________________________

Signature   ______________________________________

Date   __________________________________________

Please sign exactly as your name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

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   FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/apcs Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ALAMOSA HOLDINGS, INC.

The undersigned stockholder(s) of Alamosa Holdings, Inc., a Delaware corporation (the "Company"), hereby appoints Loyd I. Rinehart and Jon D. Drake and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock, par value $0.01 per share, and Series B Convertible Preferred Stock, par value $0.01 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the offices of Alamosa Holdings, Inc., 5225 S. Loop 289, Suite 119, Lubbock, Texas, on June 2, 2005 and at any and all adjournments, postponements, continuations or reschedulings thereof (the "Annual Meeting"), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)
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FOLD AND DETACH HERE

You can now access your ALAMOSA HOLDINGS, INC. account online.

Access your Alamosa Holdings, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Alamosa Holdings, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status

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